UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.      )

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☐  Soliciting Material Pursuant to §240.14a-12

BAKERS FOOTWEAR GROUP, INC.
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BAKERS FOOTWEAR GROUP, INC.
2815 Scott Avenue
St. Louis, Missouri 63103
Phone (314) 621-0699

April 24, 2006

Dear Shareholder:

You are cordially invited to attend the Company’s Annual Meeting of Shareholders on June 1, 2006. We will hold the meeting at 11:00 a.m. at the Residence Inn, St. Louis Downtown, Meeting Room No. 3, 525 South Jefferson Avenue, St. Louis, Missouri 63103. In connection with the meeting, we enclose a notice of the meeting, a proxy statement and a proxy card. Detailed information relating to the Company’s activities and operating performance is contained in our 2005 Annual Report to Shareholders, which is also enclosed.

Whether or not you plan to attend the Annual Meeting of Shareholders, we encourage you to vote your shares. If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. All shareholders must also present a form of personal identification in order to be admitted to the meeting. You may vote by mail or in person at the meeting.

The Company will make available an alphabetical list of shareholders entitled to vote at the meeting for examination by any shareholder during ordinary business hours at the Company’s principal business offices located at 2815 Scott Avenue, St. Louis, Missouri 63103, from May 22, 2006, until the meeting.

On behalf of the entire board, we look forward to seeing you at the meeting.

Sincerely,

PETER A. EDISON
Chairman of the Board of Directors and
Chief Executive Officer

TABLE OF CONTENTS TO THE PROXY STATEMENT

Page

Proxy Statement	1
Information Regarding Board of Directors and Committees	2
Certain Relationships and Related Transactions	6
Election of Directors (Proxy Item No. 1)	9
Approval of Bakers Footwear Group, Inc. 2003 Stock Option Plan, As Amended to Authorize Options Relating to an Additional 500,000 Shares of Common Stock (Proxy Item No. 2)	10
Ratification of Independent Registered Public Accounting Firm (Proxy Item No. 3)	16
Stock Ownership of Management and Certain Beneficial Owners	16
Executive Compensation	20
Committee Reports	24
Principal Accountant Fees and Services	28
Stock Price Performance Graph	28
Section 16(a) Beneficial Ownership Reporting Compliance	29
General Information	30

APPENDICES
Compensation Committee Charter	A-1
Nominating and Corporate Governance Committee Charter	B-1
Bakers Footwear Group, Inc. 2003 Stock Option Plan, as amended	C-1

BAKERS FOOTWEAR GROUP, INC.
2815 Scott Avenue
St. Louis, Missouri 63103
Phone (314) 621-0699

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
June 1, 2006

The Annual Meeting of Shareholders of Bakers Footwear Group, Inc. will be held at the Residence Inn, St. Louis Downtown, Meeting Room No. 3, 525 South Jefferson Avenue, St. Louis, Missouri, 63103, on Thursday, June 1, 2006, at 11:00 a.m., Central Daylight Time, for the following purposes:

1. To elect six directors to serve until our next annual meeting;

2. To vote on a proposal to approve the Bakers Footwear Group, Inc. 2003 Stock Option Plan, as amended to authorize options relating to an additional 500,000 shares of common stock;

3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2006; and

4. To transact such other business as may properly come before the meeting.

By Order of the Board of Directors,
BAKERS FOOTWEAR GROUP, INC.

LAWRENCE L. SPANLEY, JR.
Secretary

St. Louis, Missouri
April 24, 2006

IMPORTANT NOTICE

Please Vote Your Shares Promptly

QUESTIONS AND ANSWERS

Q.	When and where is the annual meeting?

We will hold the annual meeting of shareholders on Thursday, June 1, 2006, at 11:00 a.m., Central Daylight Time, at the Residence Inn, St. Louis Downtown, Meeting Room No. 3, 525 South Jefferson Avenue, St. Louis, Missouri 63103.

Q.	Who is entitled to vote at the meeting?

You are entitled to vote at the meeting if you owned shares as of the close of business on April 3, 2006, the record date for the meeting.

Q.	What am I being asked to vote on at the meeting?

We are asking our shareholders to elect directors, approve the Bakers Footwear Group, Inc. 2003 Stock Option Plan, as amended to authorize options relating to an additional 500,000 shares of common stock, and to ratify the appointment of our independent registered public accounting firm.

Q.	What vote of the shareholders is needed?

Each share of our common stock is entitled to one vote with respect to each matter on which it is entitled to vote. A majority of shares entitled to vote on the subject matter and represented in person or by proxy at a meeting at which a quorum is present is required for the election of directors and all other items. In addition, under the rules of the Nasdaq National Market, the proposal to approve the Bakers Footwear Group, Inc. 2003 Stock Option Plan, as amended to authorize options relating to an additional 500,000 shares of common stock, also requires the affirmative vote of a majority of the total votes cast on the proposal in person or by proxy.

Q.	What do I do if my shares of common stock are held in “street name” at a bank or brokerage firm?

If your shares are held in street name by a bank or brokerage firm as your nominee, your bank or broker will send you a separate package describing the procedure for voting your shares. You should follow the instructions provided by your bank or brokerage firm.

Q.	What happens if I return my signed proxy card but forget to indicate how I want my shares of common stock voted?

If you sign, date and return your proxy and do not mark how you want to vote, your proxy will be counted as a vote “FOR” all of the nominees for directors, “FOR” the approval of the Bakers Footwear Group, Inc. 2003 Stock Option Plan, as amended to authorize options relating to an additional 500,000 shares of common stock, and “FOR” the ratification of our independent registered public accounting firm.

Q.	What happens if I do not instruct my broker how to vote or if I mark “abstain” or “withhold authority” on the proxy?

If you mark your proxy “abstain” or “withhold authority,” your vote will have the same effect as a vote against the proposal or the election of the applicable director. If you do not instruct your broker how to vote, your broker will vote your shares for you at his or her discretion on routine matters such as the election of directors or ratification of the independent registered public accounting firm. Broker non-votes with respect to a matter will not be considered as present and entitled to vote with respect to that matter and thus will have no effect on the vote for that matter.

Q.	Can I change my voting instructions before the meeting?

Yes. You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy, by a written revocation of your proxy sent to the Secretary of Bakers Footwear Group, Inc., or by voting at the meeting. The method by which you vote by a proxy will in no way limit your right to vote at the meeting if you decide to attend in person. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the meeting.

Q.	What do I need to do if I plan to attend the meeting in person?

If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. All shareholders must also present a form of personal identification in order to be admitted to the meeting.

BAKERS FOOTWEAR GROUP, INC.
2815 Scott Avenue
St. Louis, Missouri 63103
Phone (314) 621-0699

PROXY STATEMENT

The board of directors of Bakers Footwear Group, Inc. is soliciting proxies from its shareholders in connection with the Company’s Annual Meeting of Shareholders to be held on Thursday, June 1, 2006, and at any and all adjournments thereof. The meeting will be held at 11:00 a.m. at the Residence Inn, St. Louis Downtown, Meeting Room No. 3, 525 South Jefferson Avenue, St. Louis, Missouri 63103.

If your shares are held in the name of a bank, broker or other holder of record, you must present proof of your ownership, such as a bank or brokerage account statement, to be admitted to the meeting. All shareholders, including record holders, must also present a form of personal identification in order to be admitted to the meeting.

We began sending to all shareholders of record this proxy statement and the accompanying form of proxy on or about April 24, 2006. We sent our 2005 Annual Report, including Form 10-K, excluding exhibits, to shareholders at the same time.

Shareholders Entitled To Vote

You are entitled to vote (in person or by proxy) at the annual meeting if you were a shareholder of record at the close of business on April 3, 2006. On April 3, 2006, 6,321,844 shares of our common stock, par value $0.0001 per share, were outstanding and entitled to vote and no shares of our preferred stock were outstanding. There is no cumulative voting with respect to the election of directors. Shareholders of record are entitled to one vote per share on all matters.

Proxies and Voting Procedures

Whether or not you expect to be present in person at the annual meeting, you are requested to complete, sign, date and return the enclosed form of proxy. The shares represented thereby will be voted in accordance with your instructions. If you attend the meeting, you may vote by ballot. If you do not attend the meeting, your shares of common stock may be voted only when represented by a properly executed proxy. If you hold your shares in street name through a bank or broker, your broker or bank will send you a separate package describing the procedures and options for voting your shares.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy, by delivering a written revocation of your proxy to our Secretary or by voting at the meeting. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the meeting.

Your properly completed proxy/voting instruction card will appoint Lawrence L. Spanley, Jr. and David M. Klemm as proxy holders, or your representatives, to vote your shares in the manner directed therein by you. Mr. Spanley is the Executive Vice President, Chief Financial Officer, Secretary and Treasurer. Mr. Klemm is the Assistant Secretary. Your proxy permits you to direct the proxy holders to: (i) vote “for” or withhold your votes from particular nominees for director, (ii) vote “for”, “against” or “abstain” from the proposal to approve the Bakers Footwear Group, Inc. 2003 Stock Option Plan, as amended to authorize options relating to an additional 500,000 shares of common stock, and (iii) vote “for”, “against” or “abstain” from the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2006.

All shares entitled to vote and represented by properly completed proxies received prior to the meeting and not revoked will be voted at the meeting in accordance with your instructions. If you do not indicate how your shares are to be voted on a matter, the shares represented by your properly completed proxy will be voted “FOR” the nominees for director, “FOR” the approval of the Bakers Footwear Group, Inc. 2003 Stock Option Plan, as amended to authorize options relating to an additional 500,000 shares of common stock, and “FOR” the ratification of the appointment of Ernst & Young LLP.

As far as the Company knows, the only matters to be brought before the annual meeting are those referred to in this proxy statement. As to any other matters presented at the annual meeting, the persons named as proxies may vote your shares in their discretion.

Required Vote

No business can be conducted at the annual meeting unless a majority of the outstanding shares entitled to vote are either present in person or represented by proxy at the meeting. Shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter, will be deemed to be represented for quorum purposes. Shares as to which voting instructions are given as to at least one matter will also be deemed to be so represented.

A majority of shares entitled to vote on the subject matter and represented in person or by proxy at a meeting at which a quorum is present is required for the election of directors, the approval of the Bakers Footwear Group, Inc. 2003 Stock Option Plan, as amended to authorize options relating to an additional 500,000 shares of common stock, and all other items. For this purpose, shares represented by a proxy which directs that the shares abstain from voting or that a vote be withheld on a matter shall be deemed to be represented at the meeting as to such matter. As a result, abstentions and votes withheld have the same effect as votes cast against a proposal. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (a broker non-vote), those shares will not be considered as present and entitled to vote with respect to that matter and thus will have no effect on the vote for that matter. A proxy which states how shares will be voted in the absence of instructions by a shareholder as to any matter will be deemed to give voting instructions as to that matter.

Under the rules of the Nasdaq National Market, the proposal to approve the Bakers Footwear Group, Inc. 2003 Stock Option Plan, as amended to authorize options relating to an additional 500,000 shares of common stock, also requires the affirmative vote of a majority of the total votes cast on the proposal in person or by proxy. For this purpose, abstentions will be treated as votes cast and will have the same effect as a vote against. Broker non-votes will not be considered to be votes cast with respect to this matter and thus will have no effect on the outcome.

Information Regarding Board of Directors and Committees

Composition of Board of Directors

Under the Company’s restated articles of incorporation, the number of directors shall be fixed by or in the manner provided in the Company’s restated bylaws. Under the Company’s restated bylaws, generally the number of directors of the Company is fixed, and may be increased or decreased from time to time, by resolution of the board of directors. In accordance with the Company’s restated bylaws, our board of directors has fixed the number of directors at six. Our board of directors is currently comprised of Peter A. Edison, Michele A. Bergerac, Andrew N. Baur, Timothy F. Finley, Harry E. Rich and Scott C. Schnuck, all with terms ending at the 2006 Annual Meeting of Shareholders. Under the Company’s restated bylaws, all directors are elected at each annual meeting of shareholders, to hold office until the expiration of their term or until their respective successors are elected and shall qualify. The board has nominated all six directors to be elected at the 2006 annual meeting to serve until the next annual meeting, or until a successor is elected and has qualified, or until his or her earlier death, resignation or removal. Each nominee is currently a director of the Company.

The ages, principal occupations, directorships held and other information as of April 15, 2006 with respect to our nominees and directors are shown below. There are no family relationships between any of our directors and executive officers.

Peter A. Edison, 50, our Chairman of the Board and Chief Executive Officer, has over 28 years of experience in the fashion and apparel industry. Between 1986 and 1997, Mr. Edison served as director and as an officer in various divisions of Edison Brothers Stores, Inc., including serving as the Director of Corporate Development for Edison Brothers, President of Edison Big & Tall and as President of Chandlers/Sacha of London. He also served as Director of Marketing and Merchandise Controller, and in other capacities, for Edison Shoe Division. Mr. Edison received his M.B.A. in 1981 from Harvard Business School, and served as chairman of the board of directors of Dave &

Busters, Inc. until February 2006. He has served as our Chairman of the Board and Chief Executive Officer since October 1997.

Michele A. Bergerac, 50, our President, a Director since February 2004, has over 28 years of experience in the junior and contemporary women’s shoe business including a 17 year career in various divisions of the May Company and six years with Bakers. Ms. Bergerac started at Abraham & Straus as an Assistant Buyer. Her buying and merchandising career with the May Company included positions at G. Fox, May Corporate, May Company California and Foley’s, where she was the Vice President of Footwear, prior to being hired by Edison Brothers as President of Edison Footwear Group in 1998. Ms. Bergerac has served as our President since June 1999.

Andrew N. Baur, 61, a Director since February 2004, has served as a member of the board of directors of Marshall & Ilsley Corporation since October 2002 and as Chairman of the Board of Southwest Bank of St. Louis, a wholly-owned subsidiary of Marshall & Ilsley Corporation, and formerly of Mississippi Valley Bancshares, Inc. since 1984. Mr. Baur previously served as Chairman of the Board and Chief Executive Officer of Mississippi Valley Bancshares, Inc., a bank holding company, which Marshall & Ilsley acquired in 2002. Mr. Baur is also a director of Wausau Paper Co.

Timothy F. Finley, 62, a Director since February 2004, was Chairman of the Board and Chief Executive Officer of Jos. A. Bank Clothiers, Inc., a clothing retailer, from 1990 until his retirement in 1999. Mr. Finley was also a director of Cole National Corporation until October 2004.

Harry E. Rich, 66, a Director since February 2004, was Chief Financial Officer of the St. Louis Public School Board from November 2003 until he retired in November 2005. Mr. Rich served as Executive Vice President and Managing Director of Crown Capital Corporation, a boutique financial advisory firm, from 2001 until October 2003. Mr. Rich was also Executive Vice President, Chief Financial Officer and a director of Brown Shoe Co., a global footwear company, from 1983 until January 2000. He currently serves on the board of directors of Midwest Bank Centre, Inc. and RehabCare Group, Inc.

Scott C. Schnuck, 56, a Director since February 2004, is one of eight owners of Schnuck Markets, Inc., his family’s supermarket business. Mr. Schnuck joined his family’s business in September 1975 and became President and Chief Executive Officer in January 2006. He served as President and Chief Operating Officer from June 1991 until January 2006. Prior to these positions, Mr. Schnuck served as Senior Vice President of Supermarkets and as Vice President of Marketing. In addition to his positions with Schnuck Markets, Inc., Mr. Schnuck has served as Vice President of various real estate partnerships, First Vice President of the Missouri Botanical Garden and past Chairman of Junior Achievement of Mississippi Valley. Mr. Schnuck has also served as Treasurer of St. Louis Children’s Hospital. Mr. Schnuck is also a director of Schnuck Markets, Inc.

Corporate Governance

Our board of directors has determined that each of Messrs. Baur, Finley, Rich and Schnuck are independent under the rules of the Nasdaq National Market. Mr. Edison and Ms. Bergerac are both officers of the Company and thus are not independent under those rules. As a result, our board currently has a majority of independent directors under the rules of the Nasdaq National Market. In addition, our board of directors has determined that our independent directors will have regularly scheduled meetings at which only the independent directors are present. Our board of directors has also adopted a code of ethics and established an audit committee, compensation committee and a nominating and corporate governance committee and has adopted charters for each of these committees. We believe that the composition of these committees meets the criteria for independence under, and the functioning of these committees complies with, the applicable requirements of, the Sarbanes-Oxley Act of 2002, the rules of the Nasdaq National Market and Securities and Exchange Commission rules and regulations. These determinations have been made based on information provided by each of the directors regarding relationships and possible conflicts of interest between a director, his or her affiliates or members of his or her family and the Company.

Board Meetings and Committees

Our board of directors met four times and took two actions by unanimous written consent in fiscal year 2005. During fiscal year 2005, all incumbent directors attended 75% or more of the aggregate meetings of the board and of the board committees on which they served during the period they held office. All incumbent directors attended the 2005 Annual Meeting of Shareholders. Our board’s policy is that each member of the board should attend each annual meeting of the corporation, unless the director is unable to attend for good cause.

Audit Committee.  Our audit committee consists of Andrew N. Baur, Harry E. Rich and Timothy F. Finley, all of whom qualify as “independent directors” and as audit committee members under the Nasdaq National Market rules. Mr. Rich serves as chairman of the audit committee and has been determined to be an audit committee financial expert as defined in Item 401 of Regulation S-K. Our board of directors has also determined that each of our audit committee members is financially sophisticated as set forth in Rule 4350(d)(2)(A) of the Nasdaq National Market. Our audit committee is directly responsible for appointing and reviewing fee arrangements with our independent registered public accounting firm, and approving any non-audit services by our independent registered public accounting firm. Our audit committee reviews and monitors our internal accounting procedures and reviews the scope and results of the annual audit and other services provided by our independent registered public accounting firm. Our audit committee has the authority to engage independent counsel and other advisors as it deems necessary to carry out its duties. Our audit committee is also responsible for overseeing our compliance with certain legal and regulatory requirements and for reviewing potential conflict of interest situations, including transactions with related parties. In addition, our audit committee is responsible for establishing procedures for handling any complaints we receive regarding accounting, internal controls, or auditing matters, as well as any confidential, anonymous submissions by any of our employees regarding concerns about questionable accounting or auditing matters. Our audit committee met six times and took one action by unanimous written consent during fiscal year 2005. Our written audit committee charter was attached as Appendix A to our proxy statement for our 2004 Annual Meeting of Shareholders which was filed with the Securities and Exchange Commission (“SEC”). The SEC’s website is http://www.sec.gov. We do not have a corporate web site. As a result, none of our charters are available on a corporate web site.

Compensation Committee.  Our compensation committee consists of Andrew N. Baur, Timothy F. Finley and Scott C. Schnuck each of whom qualify as “independent directors” under the Nasdaq National Market rules and as “outside directors” under the Internal Revenue Code of 1986. Mr. Baur is chairman of the compensation committee. The compensation committee is responsible for making decisions, or making recommendations to the entire board of directors, regarding compensation arrangements for our executive officers, including annual bonus compensation, and evaluating the performance and compensation of our executive officers in light of our corporate goals and objectives. Our compensation committee consults with our management regarding compensation policies and practices and is responsible for administering any employee benefit plans and/or equity compensation plans that we may adopt. The compensation committee also makes recommendations to our board of directors concerning the adoption of any compensation plans in which management is eligible to participate, including the granting of stock options or other benefits under those plans. Our compensation committee met two times and took one action by unanimous written consent in fiscal year 2005. Our written compensation committee charter is attached as Appendix A to this proxy statement.

Nominating and Corporate Governance Committee.  Our nominating and corporate governance committee consists of Scott C. Schnuck, Andrew N. Baur and Harry E. Rich each of whom qualify as “independent directors” under the Nasdaq National Market rules. Mr. Schnuck serves as chairman of the nominating and corporate governance committee. Our board of directors has adopted a nominating and corporate governance committee charter and a director nomination policy which addresses the nominations process and other related matters as may be required by Federal law. In accordance with the committee’s charter, the committee is responsible for making recommendations to our board of directors concerning nominations to the board, including nominations to fill a vacancy (including a vacancy created by an increase in the board of directors). This committee is also charged with shaping corporate governance policies and codes of ethical and legal conduct, and monitoring compliance with such policies. Our nominating and corporate governance committee met one time and took one action by unanimous written consent during fiscal year 2005. Our written nominating and corporate governance committee charter is attached as Appendix B to this proxy statement.

Director Nominations

In 2004, our board of directors adopted a policy on director nominations. The nominating and corporate governance committee will consider candidates submitted from a variety of sources when reviewing candidates to fill vacancies on the board of directors, including recommendations by members of the board of directors, Company management, third party search firms and shareholders that submit recommendations in accordance with our prescribed procedures. The committee will seek to identify, evaluate and recruit the best available candidates, and will endeavor to evaluate qualified shareholder nominees on the same basis as those submitted by board members. Minimum qualifications and standards for director nominees include, among other criteria as determined by the board, senior management experience in business, government and/or other relevant organizations. Important experience would include retail experience and board membership with major organizations. Beyond these experiences and skill criteria, the committee will seek a diversity of viewpoints in order to better understand and anticipate changes in the environment (business, governmental and social) in which we operate. After the committee evaluates relevant factors relating to each candidate it will determine whether one or more candidates warrants further investigation. If the process yields one or more desirable candidates, the committee will further evaluate those candidates, including considering the candidates’ qualifications, the Company’s needs, the candidates’ interest, any interviews and appropriate background checks.

Any shareholder wishing to submit a candidate for consideration should send the following information to the Corporate Secretary, Bakers Footwear Group, Inc., 2815 Scott Avenue, St. Louis, Missouri 63103:

•	Shareholder’s name, number of shares owned, length of period held and proof of ownership;

•	Name, age, business and residential address of candidate;

•	A detailed resume describing among other things the candidate’s educational background, occupation, employment history and material outside commitments (e.g., memberships on other boards and committees, charitable foundations);

•	A supporting statement which describes the candidate’s reasons for seeking election to the board, and documents his/her ability to satisfy the described director qualifications;

•	Any information relating to the candidate that is required to be disclosed in the solicitation of proxies for election of director;

•	The class and number of shares of our capital stock that are beneficially owned by the candidate;

•	A description of any arrangements or understandings between the shareholder and the candidate; and

•	A signed statement from the candidate, confirming his/her willingness to serve on the board.

Our Corporate Secretary will promptly forward such materials to the committee chair and our Chairman of the Board. Our Corporate Secretary will also maintain copies of such materials for future reference by the committee when filling board positions. Shareholders may submit potential director candidates at any time pursuant to these procedures. The committee will consider such candidates if a vacancy arises and at such other appropriate times. Notwithstanding the foregoing, the committee is not obligated to review any candidate for which the required information is not provided by the time set forth in our restated bylaws for the nomination of director candidates by a shareholder that is not approved by the committee or the board. Separate procedures apply, as provided in our restated bylaws, if a shareholder wishes to submit at an annual meeting a director candidate that is not approved by the committee or board. Please see “General Information — Shareholder Proposals.” There have been no material changes to these procedures since they were first adopted in February 2004.

We have granted to Ryan Beck & Co., Inc., one of the representatives of the underwriters of our initial public offering, for a period of five years after February 5, 2004, the right to designate for election to our board of directors, and to solicit proxies in support of, one person. If Ryan Beck were to elect not to exercise this right or if its designee were not elected or was unable to serve, it would have the option to designate an observer to attend meetings of our board. We have agreed to reimburse Ryan Beck for its designee’s associated expenses. To date, Ryan Beck has not exercised its right to designate and we are not aware of any intention to do so.

Code of Business Conduct

We have adopted a Code of Business Conduct (the “Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, as well as directors, officers and employees of the Company. The Code of Ethics requires, among other things, that our senior officers avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in our best interest. Under the terms of the Code of Ethics, senior officers are encouraged to report any conduct that they believe in good faith to be an actual or apparent violation of the code. The Code of Ethics has been filed as Exhibit 14.1 to our Annual Report on Form 10-K for fiscal year 2004 as filed with the SEC.

Shareholder Communications Policy

Our board of directors has adopted a policy to provide a process for security holders to send written communications to our board. Any security holder wishing to send communications to our board should send the written communication and the following information to our Corporate Secretary, Bakers Footwear Group, Inc., 2815 Scott Avenue, St. Louis, Missouri 63103:

•	Security holder’s name, number of shares owned, length of period held and proof of ownership;

•	Name, age, business and residential address of security holder; and

•	Any individual director or committee to which the security holder would like to have the written statement and other information sent.

Compensation of Directors

In fiscal year 2005, our non-management directors received an annual retainer of $12,000, plus $1,000 per meeting attended, including committee meetings and meetings of the independent directors. In March 2006, the annual retainer was increased to $15,000 and the meeting fee for the chairperson of the Audit Committee was increased to $1,500 for meetings of the audit committee. Chairs of each of the audit, compensation and nominating and corporate governance committees also receive an additional $3,000 annually. On April 8, 2005, each non-management director received a grant of non-qualified stock options to purchase 3,000 shares of our common stock under the Bakers Footwear Group, Inc. 2003 Stock Option Plan. On March 16, 2006, each of the Company’s non-management directors was granted non-qualified stock options to purchase up to 5,000 shares of common stock. The options were granted with an exercise price equal to the market price on the date of grant and vest in five equal annual installments beginning on the anniversary date of the grant. We are also obligated to indemnify our directors against certain expenses in certain circumstances under Missouri law and our charter documents.

Compensation Committee Interlocks and Insider Participation

Andrew N. Baur, Timothy F. Finley and Scott C. Schnuck served on our Compensation Committee during the 2005 fiscal year. None of the members of the Compensation Committee had interlocking or other relationships with other boards or with the Company during the 2005 fiscal year that require disclosure under Item 402(j)(3) of Regulation S-K. For a discussion of certain relationships and transactions regarding Mr. Baur, see “Certain Relationships and Related Transactions” below which is incorporated herein by this reference.

Certain Relationships and Related Transactions

We have a $25.0 million secured revolving credit facility with Bank of America, N.A. (successor to Fleet Retail Finance Inc.). Andrew N. Baur, one of our directors, is a director of Marshall & Ilsley Corporation and Chairman of Southwest Bank of St. Louis, a subsidiary of Marshall & Ilsley. Southwest Bank is a ten percent participant in our credit facility with Bank of America, N.A. Prior to September 1, 2004, Mr. Peter Edison provided a limited guaranty of collection under that facility up to $500,000. Effective, September 1, 2004, in connection with an amendment to the facility, the lender released Mr. Edison’s guaranty under the facility. We recognized an aggregate of $192,114 in fees and interest under the facility during fiscal year 2005 and $19,678 during fiscal year

2006 as of April 1, 2006. The highest outstanding balance on our facility during fiscal 2005 was $6.0 million. As of April 1, 2006, the outstanding balance was $5.5 million and the effective interest rate applicable to our credit facility was 7.75%.

Prior to our initial public offering, we sold portions of our subordinated convertible debentures due 2007 as part of our offering of $4.9 million in principal amount of our subordinated convertible debentures in a private offering to several investors, including each of Julian Edison ($500,000), who is a cousin of Peter Edison and an advisor to our board of directors, an entity affiliated with Mississippi Valley Capital Company ($500,000) (which debentures were transferred in 2003 to a wholly owned subsidiary of Marshall & Ilsley, of which Mr. Baur, one of our directors, is a director), entities affiliated with Crown Capital Corporation ($900,000), of which Harry Rich, one of our directors, was serving at the time as Executive Vice President and Managing Director and to entities affiliated with Austin W. Marxe and David M. Greenhouse ($3 million), which we believe beneficially own in excess of 5% of our common stock. Subsequently, these debentures were exchanged and then converted into an aggregate of 653,331 shares of common stock upon the consummation of our initial public offering. We agreed with the investors to register, concurrently with our initial public offering in a separate registration statement, for sale the common stock underlying the subordinated convertible debentures. We also have certain other obligations to these investors. We have registered for resale the common stock issued in connection with the conversion of the subordinated convertible debentures.

In connection with our initial public offering in fiscal year 2004, we sold to the representatives of the underwriters and their designees warrants to purchase 216,000 shares of common stock at an exercise price equal to $12.7875 per share, subject to antidilution adjustments. The representatives paid a purchase price of $0.0001 per warrant. The warrants were restricted from sale, transfer, assignment, pledge or hypothecation by any person until February 10, 2005, except to some directors, officers, employees and affiliates of the representatives. The warrant holders may exercise the warrants as to all or any lesser number of the underlying shares of common stock at any time during the four-year period commencing on February 10, 2005.

We are required for a period of five years after February 10, 2004, (i) at the request of a majority of the warrant holders, to use our best efforts to file one registration statement, at our expense, covering the sale of the shares of common stock underlying the warrants and (ii) at the request of any holders of warrants, to file additional registration statements covering the shares of common stock underlying the warrants at the expense of those holders. We are required to maintain the effectiveness of any demand registration statement for up to nine consecutive months. Except for the registration rights that we have granted to the prior holders of our subordinated convertible debentures, we generally have agreed not to make any registered offering of our securities, with limited exceptions, or to include any other shares on any such demand registration statement, at any time that we are required to maintain the effectiveness of a demand registration statement, without first obtaining the consent of a majority of the holders of warrants and warrant shares that are not then held by the public or by us or other excepted persons who have a relationship with us and our affiliates. In connection with our April 8, 2005 private placement, the holders of the majority-in-interest of the warrants issued in connection with the IPO, including Ryan Beck & Co., Inc. (“Ryan Beck”), waived certain of these rights. In addition, we are required to include the shares of common stock underlying the warrants in any appropriate registration statement we file during the six years following the consummation of our initial public offering.

We have granted to Ryan Beck, for a period of five years after February 3, 2004, the right to designate for election to our board of directors, and to solicit proxies in support of, one person. The designee may be a director, officer, employee or affiliate of Ryan Beck. If Ryan Beck were to elect not to exercise this right or if its designee were not elected or was unable to serve, it would have the option to designate an observer to attend meetings of our board. We have agreed to reimburse Ryan Beck for its designee’s associated expenses.

We agreed not to offer or sell until February 5, 2005, without the prior written consent of Ryan Beck, any shares of our common stock or securities convertible into our common stock, except for the registration of the shares of common stock held by the prior holders of our subordinated convertible debentures due 2007 or shares or options issued pursuant to employee benefit plans, stock options plans or other employee compensation plans existing at the time of our initial public offering or pursuant to then outstanding options, warrants or rights. We also agreed not to offer, sell or grant any options, warrants or other securities convertible or exchangeable for common stock to any of our directors, officers or employees at an exercise price less than $7.2075 per share for a period of three years without the prior written consent of one of the representatives of the underwriters. In addition, in connection with our initial public offering, all of our pre-initial public offering shareholders (including our director, director nominees and executive officers who owned shares at the time) and our option holders (excluding our warrant holders) approved and executed “lock-up” agreements pursuant to which each person generally agreed not to transfer any of our securities, with some exceptions, for a period of one year after February 5, 2004, without the prior written consent of Ryan Beck. Those persons also granted to Ryan Beck a right of first refusal with respect to certain sales under Rule 144 during that period.

In connection with our initial public offering, we also entered into a financial advisory agreement with Ryan Beck, under which we agreed to retain Ryan Beck as our financial advisor in connection with any strategic or other identified activities during the two-year term of the agreement. In exchange for these services, we agreed to pay Ryan Beck a percentage of the total consideration or transaction value calculated as set forth in the agreement, related to such possible future transactions (with some exceptions) and to reimburse Ryan Beck for its reasonable expenses. We were not obligated under the agreement to enter into any transaction under the agreement, the term of which ended in February 2006.

We also agreed to indemnify the underwriters, including Ryan Beck, one of the representatives of the underwriters in our initial public offering, and their controlling persons, and each of their directors, officers, employees and affiliates against some liabilities, including liabilities under the Securities Act of 1933 and to contribute to payments that the underwriters may be required to make in connection with our initial public offering or any other transactions under the financial advisory agreement described above.

On April 8, 2005, we closed a private placement with a number of investors for the sale of 1,000,000 shares of our common stock and warrants (the “Investor Warrants”) to purchase 250,000 shares of common stock, subject to anti-dilution and other adjustments, at an exercise price of $10.18 per share, which are generally exercisable from October 5, 2005 until April 8, 2010, for which we received aggregate gross proceeds of $8.75 million, prior to payment of placement agent fees and expenses and other expenses. Ryan Beck acted as placement agent for the April 8, 2005 private placement pursuant to an engagement letter with us and received placement fees of $700,000, consisting of a 5% transaction fee and 3% non-accountable expense allowance, and warrants to purchase 125,000 shares of common stock, subject to anti-dilution and other adjustments, at an exercise price of $10.18 per share (the “Placement Agent Warrants”). Net proceeds to us were approximately $7.5 million. In connection with the April 8, 2005 private placement, we entered into a registration rights agreement with the investors and Ryan Beck which may subject us to liquidated damages under certain circumstances.

If a required registration statement had not been declared effective by April 8, 2006, or if sales of shares issuable pursuant to the Investor Warrants cannot be made for any reason, subject to limited exceptions, then the holders of the Investor Warrants would be entitled to utilize a cashless exercise provision. In the event that the closing bid price of a share of our stock equals or exceeds $25.00, subject to adjustment, for any 20 consecutive trading days, then we have the ability to call the Investor Warrants, at a redemption price equal to $0.01 per share, unless earlier exercised, effectively forcing their exercise into common stock. Under the terms of the Investor Warrants, we are required to exercise such right within one business day immediately following the end of any such 20 day trading period. Under the purchase agreement, we have certain ongoing obligations to the investors, including furnishing certain information and indemnifying the investors for certain liabilities. One of the investors in the private placement, who purchased 50,000 shares and warrants relating to 12,500 shares, consisted of three funds affiliated with WSV Management, L.L.C., which we believe beneficially owned more than 5% of our common stock at the time. Another investor in the private placement, who purchased 350,000 shares and warrants relating to 87,500 shares, consisted of two funds affiliated with Pequot Capital Management, Inc. which acquired beneficial ownership in excess of 5% of our common stock.

The Placement Agent Warrants generally have the same terms and conditions as the Investor Warrants, except that the cashless exercise provision is more generally available and the Placement Agent Warrants are not subject to a call provision. Under the engagement letter, we also paid Ryan Beck a $50,000 retainer and agreed to reimburse it for certain expenses, including legal fees of its counsel. We also are required to indemnify that counsel and Ryan Beck from certain liabilities. Under the engagement letter, Ryan Beck also would be entitled to additional placement agent fees and warrants in the same percentages until July 31, 2006 for certain other securities sales by us, unless any such future securities sales occur pursuant to a firm commitment underwriting in a public offering, our incentive plans or in other specified circumstances.

The registration rights agreement entered into in connection with the April 8, 2005 private placement provides certain registration rights relating to the shares of common stock sold to the investors and issuable pursuant to the Investor Warrants, and to Ryan Beck, for the shares of common stock issuable pursuant to the Placement Agent Warrants (“Registrable Securities”). Under the registration rights agreement, we were obligated, at our expense, to file a registration statement with the SEC by May 8, 2005 covering the resale of the Registrable Securities. We were also obligated to use commercially reasonable efforts to have the registration statement declared effective as soon as practicable and generally are obligated to keep the required registration statement effective for up to three years after the closing of the private placement. We also have certain other ongoing obligations, including providing the investors specified notices and certain information and indemnifying the investors and Ryan Beck for certain liabilities. We also agreed to register the shares underlying warrants issued in connection with our initial public offering.

Under the registration rights agreement, generally through April 8, 2008, if any required registration statement is not filed or effective within the required time, or after effectiveness if sales cannot be made pursuant to the registration statement generally for any reason, including our failure to maintain or update the registration statement, subject to our right to suspend use of the registration statement for not more than 30 consecutive days or for a total of more than 60 days in any 12 month period in certain circumstances, then we would be subject to liquidated damages penalties equal to 1.0% of the aggregate purchase price for each 30 day period or pro rata for any portion thereof in excess of our allotted time. A timely registration statement covering the common stock issued in the private placement and the common stock issuable pursuant to the Investor Warrants, the Placement Agent Warrants and the warrants issued in connection with our initial public offering was declared effective on May 25, 2005.

In connection with the April 8, 2005 private placement, Peter Edison and Bernard Edison, who is Peter Edison’s father, an advisor to our board of directors and a beneficial owner of more than five percent of our common stock, generally agreed not to offer, sell, transfer, or otherwise encumber or dispose of any shares of our common stock or securities convertible into or exchangeable for shares of our common stock, other than gifts, as to which the donee(s) agree to be bound by the restrictions, and intrafamily transfers including transfers to trusts for the benefit of such persons or their families in which the transferee(s) agree to be bound by the restrictions, for a period of 90 days after the effectiveness of the registration statement covering the shares of common stock sold and issuable pursuant to the Investor Warrants and Placement Agent Warrants, without the prior written consent of the holders of the majority of the shares of common stock purchased by the Investors.

Election of Directors (Proxy Item No. 1)

The shareholders are being asked to elect as directors on our board of directors Mr. Peter A. Edison, Ms. Michele A. Bergerac and Messrs. Andrew N. Baur, Timothy F. Finley, Harry E. Rich and Scott C. Schnuck to terms ending with the next annual meeting, or until a successor is elected and qualified, or until his or her earlier death, resignation or removal. Each nominee is currently a director of the Company. For more information regarding the nominees for director, see “Information Regarding Board of Directors and Committees” above. Proxies cannot be voted for a greater number of persons than the number of nominees named.

The board does not contemplate that any of the nominees will be unable to stand for election, but should any nominee become unable to serve or for good cause will not serve, all proxies (except proxies marked to the contrary) will be voted for the election of a substitute nominee as our board may recommend.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL OF THE
NOMINEES FOR DIRECTOR.

Approval of the Bakers Footwear Group, Inc. 2003 Stock Option Plan,
As Amended to Authorize Options Relating to an Additional 500,000 Shares of Common Stock
(Proxy Item No. 2)

General

We believe that stock options are beneficial to attracting and retaining employees, directors and consultants. We currently issue options pursuant to the Bakers Footwear Group, Inc. 2003 Stock Option Plan, which we refer to as the “2003 Plan” or the “plan.” Subject to certain adjustments, a total of 868,992 shares of our common stock, par value $0.0001 per share, including 600,000 shares authorized prior to our IPO and 268,992 shares relating to immediately exercisable options under a pre-IPO predecessor stock option plan, may be issued pursuant the 2003 Plan. As of April 3, 2006, only 33,773 shares remain available for issuance under the 2003 Plan. Our board of directors has voted unanimously to authorize the amendment of the 2003 Plan, subject to shareholder approval of the plan, as amended, to increase by 500,000 the total number of shares with respect to which options may be granted (from 868,992 to 1,368,992). Specifically, the 2003 Plan would be amended as follows:

Subsection (a) of section 2 is amended to add the following sentence after the first sentence of that subsection: “In addition to those shares previously authorized, effective June 1, 2006, FIVE HUNDRED THOUSAND (500,000) shares of Common Stock shall also be allocated to the Plan and will be reserved for the grant of options under the Plan, subject to adjustment under Paragraph 15.”

Our board of directors and shareholders approved the current form, before amendment, of the 2003 Plan prior to our initial public offering. A copy of the current form of the 2003 Plan was filed as an exhibit to our Amendment No. 3 to our Form S-1 which we filed with the Securities and Exchange Commission on January 8, 2004. The form of the 2003 Plan, as amended, is included as part of this proxy statement as Appendix C.

Our board of directors believes that the adoption of the 2003 Plan, as amended, is advisable to give the Company the flexibility needed to attract, retain and motivate employees, directors and consultants. If the proposal is not approved, the amendment to the 2003 Plan will not be effective and the Company will continue to be able to issue options relating to the remaining shares covered by the plan prior to the proposed amendment. The following summary of the material features of the 2003 Plan, as amended, is qualified in its entirety by reference to the text of the 2003 Plan.

Material Features of the 2003 Plan

General Terms.

The 2003 Plan provides for the grant of options intended to qualify as “incentive stock options” or “ISOs” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and options that are not intended to so qualify, which we refer to as “Nonqualified stock options.” Incentive stock options may be granted under the 2003 Plan to our employees. Nonqualified stock options may only be granted to anyone eligible to participate in the 2003 Plan. Currently, all options outstanding are nonqualified stock options.

Authorized Shares.

Prior to amendment, the total number of shares of common stock reserved for issuance under the 2003 Plan was 868,992 (subject to anti-dilution and other adjustments), including 268,992 shares relating to pre-IPO, immediately exercisable options with an exercise price of $0.01 per share under a predecessor stock option plan. In connection with our initial public offering, those prior option holders amended their option awards generally to be covered by the 2003 Plan. The amendment increases the total number of shares available by 500,000 to 1,368,992. Prior to amendment, as of April 3, 2006, only 33,773 shares remain available for issuance under the 2003 Plan after taking into account shares reserved for issuance pursuant to outstanding options. Options relating to a maximum of 100,000 shares of our common stock may be awarded to a participant under the 2003 plan per year.

However, the plan provides that our chief executive officer may be awarded two times that number per year upon being named to that position. Under the 2003 Plan, the maximum number of shares underlying ISOs is 600,000. We may, in our discretion, use treasury shares or authorized but unissued shares of common stock for the plan.

Any shares covered by an award which is forfeited, canceled, expires, or is withheld is deemed not to have been delivered for purposes of determining the maximum number of shares available for delivery under the plan. In the case of shares tendered to pay an exercise price, only the number of shares issued net of the shares tendered is deemed delivered. Shares issued through the settlement, assumption or substitution of outstanding awards or through obligations to grant future awards as a condition to acquiring another entity will not reduce the maximum number of shares available for delivery under the plan. Repurchased shares may be added to the aggregate number of shares available, so long as the aggregate price paid for such repurchased shares does not exceed the cumulative amount received in cash by the Company for the exercise of options granted under the plan.

Purpose and Administration.

The purpose of the 2003 Plan is to act as an incentive to and to encourage ownership of our common stock by officers, directors, employees and consultants of us, our subsidiaries, or any other entity in which we have a significant equity or other interest as determined by the committee which administers the plan (the “Committee”) (such other entities hereinafter referred to as “affiliates”). Subject to the provisions of the 2003 Plan, the Committee has full power and authority, in its discretion, to: determine when and to whom options will be granted; determine the number of shares to be subject to each option; determine the terms and conditions of the stock options to be granted under the plan; interpret the plan; prescribe, amend and rescind rules and regulations relating to the plan; and make all other determinations which the Committee believes necessary or advisable for the proper administration of the plan. The 2003 Plan also provides that the Committee may make such determinations as it considers appropriate to adjust the number, exercise price and class of shares subject to each outstanding option and to the class of shares and number of options available under the plan by reason of stock dividends, recapitalizations, mergers, consolidations, spin-offs, split-offs, split-ups, combinations or exchanges of shares and the like.

The membership of the Committee must be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 under the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 162(m) of the Code. The Committee may delegate to our chief executive officer the authority to make awards, except to employees subject to reporting obligations of Section 16(a) of the Exchange Act as set forth in the plan. The 2003 Plan is administered by the compensation committee of our board of directors.

Eligibility to Participate in the Plan.

All of our employees, executive officers, directors and consultants, including those of any of our subsidiaries, or our affiliates, as determined by the Committee, are eligible to participate in the 2003 Plan. As of April 3, 2006, approximately six executive officers, 150 employees and four non-management directors, have received awards under the 2003 Plan.

Terms and Conditions of Options.

Each stock option award will be evidenced by a written stock option agreement which will describe the stock option granted, the number of shares covered by the grant, the exercise price, and the terms and conditions applicable to the exercise of the stock option, as the Committee may, in its sole discretion (subject to the provisions of the plan), specify.

Each stock option may be exercised only during the period it is exercisable. Option terms may not be more than ten years (five years in the case of incentive stock options granted to a shareholder holding 10% or more of our voting securities) from the date of grant. Generally, all stock options must be exercised before an option holder’s termination of employment (or the option holder’s status as a director or consultant, as applicable), except as described below:

•	The Committee in its discretion may permit the option holder to exercise the option, at any time within three months after termination of employment with the consent and approval of the option holder’s employer, to the extent that the option holder was entitled to exercise it at the date of such termination of employment;

•	At any time within three months after the Company, a subsidiary or an affiliate divests itself of all its interest in a subsidiary or an affiliate, all outstanding options held by an option holder employed by such divested subsidiary or affiliate may be exercised;

•	All outstanding options held by an option holder who terminates employment on account of retirement (as determined by the Committee) will be fully exercisable at any time within one year after such retirement;

•	If the option holder terminates employment on account of disability (as defined in the plan), the option holder may exercise the option, to the extent the option holder was entitled to exercise it at the date of termination, at any time within one year of the termination of employment; and

•	In the event of the death of an option holder while employed by the Company (or a subsidiary or affiliate of the Company), the options held by the option holder at death will become fully vested immediately and may be exercised at any time within a period of one year after death. In the event of the death of an option holder within three months after termination of employment (or one year in the case of disability or retirement) the option may be exercised, to the extent exercisable at the date of death, within a period of one year after death.

Generally, no option may be exercised after ten years from the date on which the option was granted. The Committee may also impose other conditions with respect to the exercise of the stock options under the 2003 Plan. Immediately exercisable options issued prior to our IPO under a predecessor stock option plan, of which 164,739 remain outstanding as of April 3, 2006, may be subject to other exercise time limits depending on the circumstances of departure. The 2003 Plan generally provides that upon a change of control, all outstanding options immediately vest. The 2003 Plan generally defines a change of control as:

•	the acquisition of beneficial ownership of 50% or more of our common stock or combined voting power by any person, entity or group (as defined in Section 13(d) or 14(d) of the Securities Exchange Act of 1934), except for Peter Edison and the Company;

•	specified changes to our incumbent board of directors; or

•	approval by our stockholders of a reorganization, merger or consolidation in which our then current shareholders would not thereafter own more than 50% of our voting stock or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

The exercise price for options granted under the 2003 Plan may not be less than the fair market value (as defined in the plan or as determined by the Committee in a fair and uniform manner) of the shares of common stock on the date the option is granted, except for ISOs granted to shareholders holding 10% or more or our voting power must have an exercise price of not less than 110% of the fair market value of the shares of common stock on the date the option is granted. The exercise price may be paid by cash, our common stock or any combination of the foregoing in the discretion of the Committee, subject to limitations set forth in the plan. The maximum aggregate fair market value (determined as of the date of grant) of the shares to which incentive stock options held by an option holder become exercisable for the first time during any calendar year may not exceed $100,000, or such other amount as is specified in Section 422(d) of the Code.

Amendment and Termination of 2003 Plan.

The 2003 Plan may be terminated at any time and amended by the board of directors or the Committee, provided that no amendment will be made without the approval of the shareholders if such amendment requires shareholder approval under applicable law or rule and further that no amendment which adversely affects the rights of an option holder will be made without the consent of the option holder to whom such option was granted.

The 2003 Plan will terminate in January 2014 but stock options outstanding at the termination of the 2003 Plan will continue in accordance with their terms and will not be affected by such termination.

Other Terms.

An option granted to a participant is not transferable by the option holder other than by will or by the laws of descent and distribution, or as otherwise determined by the Committee. Unless otherwise so provided, an option granted under the 2003 Plan is exercisable, during the option holder’s lifetime, only by the option holder. The Committee reserves the right to condition the exercise of each option on our maintaining an effective registration statement relating to the common stock underlying the options.

Market Value of Common Stock

On April 3, 2006, the closing market price per share of the Company’s common stock was $20.18, as reported on the Nasdaq National Market.

Federal Income Tax Consequences

The following is a summary of the United States Federal income tax consequences that generally will arise with respect to participation in the plan and with respect to the sale of common stock acquired upon exercise of the stock options received under the plan.

Nonqualified Stock Options.

We currently expect that all awards granted under the plan will be nonqualified stock options. If an option holder receives an award of nonqualified stock options, the option holder will not recognize income at the time of the grant of such awards. Upon the exercise of a nonqualified stock option, the option holder will recognize ordinary income in an amount equal to the difference between the stock option exercise price and the fair market value of the common stock on the date of exercise of the stock option. The amount included in the option holder’s income upon exercise of a nonqualified stock option will be subject to withholding for income and employment tax purposes (which must be paid by the option holder in cash at the time of exercise). In addition, we will be entitled to a deduction in an amount equal to the amount included in the option holder’s income.

Taxation of Capital Gains.  Upon disposition of shares of common stock received upon exercise of a stock option, the option holder will recognize either long-term or short-term capital gain, depending on the option holder’s holding period, equal to the difference between (a) the fair market value of the common stock at disposition over (b) the fair market value of such common stock at exercise or upon receipt. If the option holder holds the shares of common stock received upon exercise of a stock option twelve months or less, the option holder’s capital gain upon disposition will be characterized as short-term capital gain, which will be taxed as ordinary income at a maximum rate of 35%. If the option holder holds the shares of common stock received upon exercise of a stock option for more than twelve months, the option holder’s capital gain upon disposition will be characterized as long-term capital gain, which will be taxed at a maximum rate of 15%. A 5% long-term capital gain tax rate applies to taxpayers in the 10% and 15% ordinary income tax bracket. For tax years beginning after 2007, the 5% rate is reduced to zero. For tax years beginning after December 31, 2008, gains on capital assets held for more than one year are subject to tax at the respective rates of 20% and 10%.

Incentive Stock Options.

If we grant any incentive stock options, the option holders are not required to recognize income, and we are not allowed to take a deduction, upon the grant of such options. Similarly, when an option holder exercises any incentive stock options, the option holder will not be required to recognize income, and we will not be allowed to take a deduction. The option holder’s basis in the shares of our common stock received upon exercise will equal the aggregate exercise price paid for such shares. Furthermore, the Code requires an option holder to include in his or her alternative minimum taxable income the difference between the fair market value of the shares of our common stock received on the date of exercise and the aggregate exercise price of such shares. See also “— Taxation of Preference Items” below.

Shares Held for More Than Twelve Months.  If an option holder holds shares for more than twelve months from the date of exercise and does not dispose of the shares for at least two years after the date of grant, upon disposition the option holder will not recognize any ordinary income, and we will not be allowed to take a deduction. The difference, however, between the amount realized upon disposition of the shares and the basis in those shares will be long-term capital gain or loss, assuming the shares are held as a capital asset at the time of disposition.

Shares Held for Twelve Months or Less.  If the option holder has held the shares for twelve months or less from the date of exercise or disposes of the shares within two years of the date of grant, upon disposition the option holder may need to recognize ordinary income. To calculate the amount of ordinary income that must be recognized, the option holder must make the following determinations and calculations:

•	determine which is smaller: (a) the amount realized on disposition of the shares or (b) the fair market value of the shares on the date of exercise;

•	next, subtract the basis from the smaller amount. This is the amount of ordinary income that must be recognized.

To the extent that ordinary income is recognized, we are allowed to take a deduction. The option holder will also recognize a long-term or short-term capital gain (depending upon whether the shares were held for more than twelve months) to the extent that the amount realized upon disposition of those shares exceeds the fair market value of those shares on the date of exercise. An option holder will recognize a long-term or short-term capital loss (depending upon whether the shares were held for more than twelve months) to the extent that the basis in the shares exceeds the amount realized upon disposition of those shares.

Exercise More Than Three Months After Termination.  If an option holder exercises an incentive stock option more than three months following termination of employment, the option will cease to qualify as an incentive stock option and will be taxed as a nonqualified stock option.

Taxation of Preference Items.

Section 55 of the Code imposes an alternative minimum tax equal to the excess, if any, of (a) 26% of the taxpayer’s “alternative minimum taxable income” up to $175,000 ($87,500 in the case of married taxpayers filing separately) and 28% of the taxpayer’s “alternative minimum taxable income” over $175,000 ($87,500 in the case of married taxpayers filing separately) over (b) the taxpayer’s “regular” federal income tax. Alternative minimum taxable income is determined by adding a taxpayer’s items of tax preference to his or her taxable income and then subtracting certain allowable deductions and an exemption amount. The exemption amount is $33,750 for single taxpayers, $45,000 for married taxpayers filing jointly and $22,500 for married taxpayers filing separately. However, the exemption amounts are phased-out beginning at certain levels of alternative taxable incomes.

Change of Control.

The exercisability of stock options may be accelerated in the event of a change of control. A portion of the value of the stock option whose exercisability has been accelerated on account of a change of control will be deemed to be a “parachute payment” under Section 280G of the Code for some of the participants in the plan. If the total of a participant’s parachute payments from the plan and other arrangements equals or exceeds 300% of his or her average annual compensation for the five calendar years preceding the calendar year of the change of control, the amounts in excess of 100% of such average annual compensation will be “excess parachute payments.” The participant incurs a nondeductible 20% excise tax on the receipt of an excess parachute payment and we may not deduct such excess payment.

The foregoing statement is only a summary of the Federal income tax consequences of the 2003 Plan and is based on the Company’s understanding of present Federal tax laws, regulations and rulings. Since tax laws, regulations and rulings may change or interpretations may differ, each participant should consult his or her own tax advisor regarding the tax consequences related to participation in the 2003 Plan.

New Plan Benefits

Because any award granted under the 2003 Plan is made by the Committee in its sole discretion at the time of grant, awards to be received by individual participants are not presently determinable. In addition, awards are dependent upon a number of factors, including the value of our common stock on future dates and exercise decisions made by participants. As a result, the benefits that might be received by participants receiving discretionary grants in the future are not determinable.

The following table sets forth the number of options that were granted to each of the following persons or groups under the 2003 Plan, prior to amendment, during fiscal 2005.

		Weighted Average
Name and Position	Number of Shares	Exercise Price

Peter A. Edison	25,000	$11.34
Chairman of the Board and Chief
Executive Officer
Michele A. Bergerac	20,000	$11.34
President and Director
Stanley K. Tusman	10,000	$11.34
Executive Vice President — Inventory
and Informational Management
Mark D. Ianni	10,000	$11.34
Executive Vice President — General
Merchandise Manager
Joseph R. Vander Pluym	10,000	$11.34
Executive Vice President — Stores
Executive Group	85,000	$11.34
Non-Executive Director Group	12,000	$11.34
Non-Executive Officer Employee Group	108,200	$11.31

Equity Compensation Plan Information

As of January 28, 2006, we had two equity compensation plans in effect under which our equity securities were authorized for issuance to employees or non-employee directors in exchange for goods or services. The Bakers Footwear Group, Inc. 2003 Stock Option Plan (the “2003 Plan”) was approved by our shareholders prior to our initial public offering. The Bakers Footwear Group, Inc. 2005 Incentive Compensation Plan (the “2005 Plan”) was approved by our shareholders at our 2005 annual meeting. The following table summarizes information about our equity compensation plans which authorize the issuance of equity securities as of January 28, 2006. The information set forth below is prior to the effect of any amendment to the 2003 Plan.

Equity Compensation Plan Table

Number of Securities
Remaining Available for
	Number of Securities		Future Issuance Under
	to be Issued	Weighted-Average	Equity Compensation Plans
	Upon Exercise of	Exercise Price of	(Excluding Securities
	Outstanding Options,	Outstanding Options,	to be Issued Upon
Plan Category	Warrants and Rights	Warrants and Rights	Exercise)

Equity compensation plans approved by security holders(1)(2)	646,390	$6.91	351,500
Equity compensation plans not approved by security holders	—	—	—

Total	646,390	$6.91	351,500

(1)	Prior to our initial public offering, we had a predecessor stock option plan in effect which allowed us to grant nonqualified stock options. Under the 2003 Plan, which was approved by our shareholders prior to our initial public offering, 268,922 shares relating to immediately exercisable options with an exercise price of $0.01 per share granted under the predecessor stock option plan are deemed to be covered by the 2003 Plan. The 2003 Plan also authorized a total of 600,000 additional shares, prior to the effect of the amendment discussed above. All of the option holders under the predecessor plan also agreed to amend their option award agreements to have their options governed by the 2003 Plan on generally the same terms and conditions. As of January 28, 2006, a total of 164,739 shares underlying options with an exercise price of $0.01 per share remain outstanding. The remaining outstanding options granted under the 2003 Plan have a weighted-average exercise price of $9.26 per share as of January 28, 2006. As of January 28, 2006, a total of 101,500 shares remain available for grant under the 2003 Plan. In the first quarter of fiscal year 2006, the compensation committee authorized the grant of options relating to 73,228 shares of common stock at a weighted-average exercise price of $20.06 per share, which are not reflected in the table. A summary of terms and conditions relating to the 2003 Plan are described above under “Approval of the Bakers Footwear Group, Inc. 2003 Stock Option Plan, As Amended to Authorize Options Relating to an Additional 500,000 Shares of Common Stock (Proxy Item No. 2)” which is incorporated herein by reference.

(2)	The 2005 Plan authorized 250,000 shares which may be granted as performance shares, which represent the right to receive common stock contingent upon the achievement of certain objectives, restricted stock and other-stock based awards. As of January 28, 2006, no awards had been made under the 2005 Plan. In the first quarter of fiscal year 2006, the compensation committee authorized the grant of awards relating up to a maximum of 68,274 shares under the 2005 Plan.

You should also refer to the information regarding our incentive plans set forth in Note 14 to the Notes to our Financial Statements in our 2005 Annual Report on Form 10-K.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR”
APPROVAL OF THE BAKERS FOOTWEAR GROUP, INC. 2003 STOCK OPTION PLAN, AS
AMENDED TO AUTHORIZE OPTIONS RELATING TO AN ADDITIONAL
500,000 SHARES OF COMMON STOCK.

Ratification of Independent Registered Public Accounting Firm (Proxy Item No. 3)

Our audit committee, pursuant to its charter, has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm to examine the financial statements of the Company for our 2006 fiscal year.

While the audit committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the audit committee and our board are requesting, as a matter of policy, that the shareholders ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. The audit committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the shareholders do not ratify the appointment, the audit committee may investigate the reasons for shareholder rejection and may consider whether to retain Ernst & Young LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the audit committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its shareholders.

A formal statement by representatives of Ernst & Young LLP is not planned for the annual meeting. However, Ernst & Young LLP representatives are expected to be present at the meeting and available to respond to appropriate questions. For a detailed listing of the fees paid by us to Ernst & Young LLP for professional services in fiscal year 2005, see “Principal Accountant Fees and Services.”

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION
OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2006.

Stock Ownership of Management and Certain Beneficial Owners

The following table sets forth certain information, as of April 1, 2006, concerning the beneficial ownership of our common stock for:

•	each of our named executive officers;

•	each of our directors or nominees;

•	all of our directors, nominees and executive officers as a group; and

•	each person who is known by us to be the beneficial owner of more than 5% of our common stock.

Except as otherwise indicated below, each of the entities or persons named in the table has sole voting and investment power with respect to all shares of common stock beneficially owned by him, her or it.

		Number of Shares
		of Common Stock		Approximate
	Number of Shares of	Underlying		Percentage of
	Common Stock	Options/Warrants		Outstanding
	Beneficially Owned	Exercisable		Shares of
Name and Address(1)	Excluding Options/Warrants(2)	Within 60 Days	Total	Common Stock

Directors, Nominees and Executive Officers
Peter A. Edison(3)	807,221	5,000	812,221	12.84%
Michele A. Bergerac(4)	80,803	109,321	190,124	2.96%
Stanley K. Tusman(5)	12,500	8,000	20,500	*
Mark D. Ianni(6)	4,943	60,700	65,643	1.03%
Joseph R. Vander Pluym(7)	2,500	10,000	12,500	*
Andrew N. Baur(8)	37,077	2,600	39,677	*
Timothy F. Finley(9)	1,000	2,600	3,600	*
Harry E. Rich(10)	1,000	2,600	3,600	*
Scott C. Schnuck(11)	13,300	2,600	15,900	*
All executive officers and directors as a group (10 persons)(12)	963,844	215,421	1,179,265	18.04%
5% Owners (not included above)
Bernard A. Edison(13)	449,767	—	449,767	7.11%
Wellington Management Company, LLP(14)	868,940	—	868,940	13.75%
Wells Fargo & Company and affiliates(15)	658,596	—	658,596	10.42%
Austin W. Marxe and David M. Greenhouse and affiliates(16)	603,190	—	603,190	9.54%
Pequot Capital Management, Inc. and affiliates(17)	456,800	87,500	544,300	8.49%
FMR Corp. and affiliates(18)	463,600	—	463,600	7.33%
Royce & Associates, LLC(19)	423,200	—	423,200	6.69%

*	Represents beneficial ownership of less than 1%.

(1)	Unless otherwise specified below, the business address of each of the above persons is: c/o Bakers Footwear Group, Inc., 2815 Scott Avenue, St. Louis, Missouri 63103.

(2)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or that are exercisable within 60 days of April 1, 2006 are deemed to be outstanding. Such shares, however, are not deemed outstanding for the purposes of counting the percentage ownership of each other person. The shares underlying unexercised options and warrants cannot be voted.

(3)	Represents 723,176 shares of our common stock owned by Peter A. Edison, our Chairman of the Board and Chief Executive Officer. Includes 7,890 shares owned by Mr. Edison’s wife and 76,155 shares owned by the Bernard A. Edison Revocable Trust, of which Peter Edison is a co-trustee. Peter Edison has shared voting and investment power with respect to the shares owned by the Bernard A. Edison Revocable Trust and by Peter

Edison’s wife. Includes 5,000 shares of common stock subject to currently exercisable options. Does not include 25,439 shares underlying outstanding unvested options.

(4)	Represents 65,503 shares of our common stock held by the Michele Bergerac Revocable Trust. Also includes 14,700 shares held by Ms. Bergerac, 300 shares held by Ms. Bergerac’s son and 300 shares held by Ms. Bergerac’s daughter. Ms. Bergerac is our President and a director. Includes 109,321 shares of common stock subject to currently exercisable options. Does not include 33,439 shares underlying outstanding unvested options.

(5)	Represents 12,500 shares of our common stock held by the Stanley K. Tusman and Gail F. Tusman Declaration of Trust dated December 1, 1999. Mr. Tusman is our Executive Vice President — Inventory and Information Management. Includes 8,000 shares of common stock subject to currently exercisable options. Does not include 18,520 shares underlying outstanding unvested options.

(6)	Represents 4,943 shares of our common stock held in the name of Mark Ianni, our Executive Vice President — General Merchandise Manager and his wife, over which they share voting and investment power. Includes 60,700 shares of common stock subject to currently exercisable options. Does not include 18,434 shares underlying outstanding unvested options.

(7)	Represents 2,500 shares of our common stock held in the name of Joseph Vander Pluym, our Executive Vice President — Stores and his wife, over which they share voting and investment power. Includes 10,000 shares of common stock subject to currently exercisable options. Does not include 33,418 shares underlying outstanding unvested options.

(8)	Represents 37,077 shares of our common stock held in trust for Mr. Baur, one of our directors. Includes 2,600 shares of common stock subject to currently exercisable options. Does not include 10,400 shares underlying outstanding unvested options.

(9)	Represents 1,000 shares held by the Timothy F. Finley Revocable Trust u/a dated October 13, 2003 pursuant to which Mr. Finley, one of our directors, shares voting and investment power with his wife. Also includes 2,600 shares of common stock subject to currently exercisable options. Does not include 10,400 shares underlying outstanding unvested options.

(10)	Represents 1,000 shares of our common stock held in the name of Harry E. Rich, one of our directors and his wife, over which they share voting and investment power. Also includes 2,600 shares of common stock subject to currently exercisable options. Does not include 10,400 shares underlying outstanding unvested options.

(11)	Represents 13,300 shares of our common stock held in the name of Scott C. Schnuck, one of our directors. Also includes 2,600 shares of common stock subject to currently exercisable options. Does not include 10,400 shares underlying outstanding unvested options.

(12)	This group is comprised of Peter Edison, Michele Bergerac, Harry Rich, Andrew Baur, Mark Ianni, Lawrence Spanley, Stanley Tusman, Joseph Vander Pluym, Timothy Finley and Scott C. Schnuck. Includes 963,844 shares of common stock and 215,421 shares underlying options exercisable within 60 days. Does not include 194,969 shares underlying outstanding unvested options.

(13)	Represents 76,155 shares of our common stock owned by the Bernard A. Edison Revocable Trust. Mr. B. Edison is the father of Peter Edison and an advisor to the board of directors. Includes 254,955 shares owned by the Beatrice C. Edison Irrevocable Trust, of which Mr. B. Edison is a co-trustee. Includes 54,380 shares held by the David A. Edison Revocable Trust, of which Mr. B. Edison is a co-trustee. Also includes 64,277 shares held by Mr. B. Edison’s wife. Mr. B. Edison disclaims beneficial ownership of all shares held by the David A. Edison Revocable Trust and by his wife. Mr. B. Edison has shared voting and investment power with respect to the shares owned by the Beatrice C. Edison Irrevocable Trust, the David A. Edison Revocable Trust, the Bernard A. Edison Revocable Trust and his wife.

(14)	Consists of an aggregate of 868,940 shares reported as beneficially owned by Wellington Management Company, LLP, (“Wellington Management”) of which Wellington Management reports shared voting power over 524,100 shares and shared dispositive power over 868,940 shares based on Wellington Management’s capacity as an investment advisor of shares held of record by clients of Wellington Management. Those clients have the right to receive, or the power to direct receipt of, dividends from, or the proceeds from the sale of, such shares. No client is known to have power with respect to more than five percent of Company’s common stock. The principal business address for this entity is 75 State Street, Boston, MA 02109. The information is this footnote is primarily based on a Schedule 13G filed with the SEC on April 10, 2006.

(15)	Consists of an aggregate of 658,596 shares of stock reported as beneficially owned by Wells Fargo & Company, of which Wells Capital Management Incorporated, reports sole voting power with respect to 111,445 shares and sole dispositive power with respect to 658,596 shares and Wells Fargo Funds Management, LLC, reports sole voting power with respect to 547,151 shares. Both Wells Capital Management Incorporated and Wells Fargo Funds Management, LLC are subsidiaries of Wells Fargo & Company. The business address of these entities is: Wells Fargo & Company, 420 Montgomery Street, San Francisco, CA 94104; Wells Capital Management Incorporated, 525 Market Street, San Francisco, CA 94105; and Wells Fargo Funds Management, LLC, 525 Market Street, San Francisco, CA 94105. The information in this footnote is primarily based on a Schedule 13G/A filed with the SEC on March 15, 2006.

(16)	Consists of an aggregate of 603,190 shares of our common stock over which Messrs. Marxe and Greenhouse and affiliates report shared voting and investment control, including 393,491 shares held by Special Situations Fund III QP, L.P. (“QP”), 117,699 shares owned by Special Situations Cayman Fund, L.P. (“Cayman”) and 92,000 shares of common stock owned by Special Situations Private Equity Fund, L.P. (“PE”). Messrs. Marxe and Greenhouse are the controlling principals of AWM Investment Company, Inc. (“AWM”), the general partner of and investment adviser to Cayman. AWM also serves as the general partner of MGP Advisers Limited Partnership (“MGP”), the general partner of and investment adviser to Special Situations Fund III, L.P. (“SSF3”) and QP. (SSF3 transferred its securities of the Company to QP on December 31, 2005.) Marxe and Greenhouse are also members of MG Advisers L.L.C. (“MG”), the general partner of and investment adviser to PE. (SSF3, SSFQP, Cayman, and SSPE will hereafter be referred to in this footnote as the “Funds”). The principal business of each Fund is to invest in equity and equity-related securities and other securities of any kind or nature. The business address for Messrs. Marxe and Greenhouse and for each of these entities is 527 Madison Avenue, 26th Floor, Suite 2600, New York, NY 10022. The information in this footnote is primarily based on a Schedule 13G/A filed with the SEC on February 14, 2006 and a Form 4 filed with the SEC on February 21, 2006 and other information provided to us.

(17)	Consists of an aggregate of 544,300 shares reported as beneficially owned by Pequot Capital Management, Inc. (“Pequot”). Pequot is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and, as such, has beneficial ownership of such shares through the investment discretion Pequot exercises over its clients’ accounts. Although such accounts do not have beneficial ownership of such shares for purposes of Section 13 and Section 16 of the Securities Exchange Act of 1934, Pequot reports that one account of Pequot, Pequot Scout Fund, L.P. owns of record more than 5% of the Company’s outstanding shares. Includes shares of our common stock purchased in our April 8, 2005 private placement, including 212,900 shares held of record by Pequot Scout Fund, L.P. and 137,100 shares held of record by Pequot Mariner Onshore Fund, L.P. Also includes shares underlying warrants to purchase 53,225 and 34,275 shares of our common stock issued to Pequot Scout Fund, L.P. and Pequot Mariner Onshore Fund, L.P., respectively, at an exercise price of $10.18 which are generally exercisable beginning October 5, 2005 until April 8, 2010, which were issued in connection with the April 8, 2005 private placement. Arthur J. Samberg is the sole shareholder of Pequot Capital Management, Inc. and disclaims beneficial ownership of the shares except to the extent of his pecuniary interest. The business address of each of these entities is 500 Nyala Farm Road, Westport, CT 06880. We generally have the right to call the warrants issued in April 2005 at a redemption price equal to $0.01 per share in the event that the closing bid price of our common stock equals or exceeds $25.00 per share for any 20 consecutive trading days unless earlier exercised. Pursuant to the private placement, these entities entered into agreements with us pursuant to which we have various obligations to them including registration obligations. The information in this footnote is primarily based on a Schedule 13G filed with SEC on February 14, 2006 and on information provided to us.

(18)	Consists of an aggregate of 463,600 shares of our common stock over which FMR Corp. and affiliates reports the sole power to invest. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock. Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 463,600 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company

Act of 1940. The interest of one person, Fa New Insights, an investment company registered under the Investment Company Act of 1940, in the common stock, amounted to 463,600 shares at December 31, 2005. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 463,600 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds’ Board of Trustees. Members of the Edward C. Johnson 3d family are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B shares will be voted in accordance with the majority vote of Series B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. The business address of Fidelity, Fa New Insights and FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109. The information in this footnote is based on a Schedule 13G/A filed with the SEC on February 14, 2006.

(19)	Consists of an aggregate of 423,200 shares of our common stock reported as owned by Royce & Associates, LLC. The business address of Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019. The information in this footnote is based on a Schedule 13G/A filed with the SEC on January 11, 2006.

Executive Compensation

Summary Compensation Table

The following table sets forth certain information with respect to the compensation paid or awarded by us to our chief executive officer, Mr. Peter Edison, and the four most highly compensated other executive officers, the “named executive officers,” for our last three fiscal years and for our four week transition period from January 2 through January 29, 2005:

					Long-Term Compensation
					Awards		Payouts
		Annual Compensation			Restricted	Securities
				Other Annual	Stock	Underlying	LTIP	All Other
	Fiscal	Salary	Bonus	Compensation	Awards	Options/SARs	Payouts	Compensation
Name and Principal Position	Year*	($)	($)(1)	($)(2)	($)	(#)(4)	($)	($)(3)

Peter A. Edison	2005	313,877	355,500	10,134	—	25,000	—	—
Chairman of the Board and	Jan. 2005	23,470	—	—	—	—	—	—
Chief Executive Officer	2004	300,962	38,125	—	—	—	—	384
	2003	290,000	145,000	—	—	—	—	—
Michele A. Bergerac	2005	313,877	355,500	3,040	—	20,000	—	1,677
President and Director	Jan. 2005	23,470	—	—	—	—	—	—
	2004	300,962	38,125	—	—	20,000	—	623
	2003	290,000	145,000	—	—	—	—	1,200
Stanley K. Tusman	2005	243,365	214,375	121	—	10,000	—	7,860
Executive Vice President —	Jan. 2005	18,192	—	—	—	—	—	413
Inventory and Information	2004	230,711	29,563	—	—	15,000	—	5,557
Management	2003	215,000	107,500	—	—	—	—	6,118
Mark D. Ianni	2005	221,057	194,688	—	—	10,000	—	2,101
Executive Vice President —	Jan. 2005	16,538	—	—	—	—	—	—
General Merchandise Manager	2004	212,038	26,875	—	—	15,000	—	478
	2003	205,000	102,500	—	—	—	—	923
Joseph R. Vander Pluym	2005	216,017	190,313	48	—	10,000	—	1,813
Executive Vice President —	Jan. 2005	16,193	—	—	—	—	—	—
Stores	2004	204,615	26,250	—	—	40,000	—	145
	2003	190,000	71,250	—	—	—	—	—

*	On March 11, 2005, we changed our fiscal year to the standard retail calendar, which closes on the Saturday closest to January 31. Previously our fiscal year ended four weeks earlier. As a result of the change we had a four week transition period from January 2, 2005 through January 29, 2005. Information for Jan. 2005 is for the four week transition period from January 2, 2005 through January 29, 2005.

(1)	Reflects bonuses earned in fiscal years 2005, 2004 and 2003, paid in the following year. For fiscal years 2004 and 2005, bonuses include amounts paid pursuant to the Bakers Footwear Group, Inc. Cash Bonus Plan which was adopted prior to our initial public offering. Under that plan, generally the compensation committee establishes performance goals (generally based on our after-tax profit using a standard corporate tax rate) and an objective formula for determining bonuses based on a specified percentage of base salary. Amounts also include any discretionary bonuses relating to the periods.

(2)	Applicable regulations set reporting thresholds for certain non-cash compensation if the aggregate amount is in excess of the lesser of $50,000 or 10% of the total annual salary and bonus reported for the named executive officers. The dollar value of this non-cash consideration for each named executive officer was less than the established reporting thresholds. Amounts listed include for fiscal year 2005, the amounts reimbursed relating to taxes applicable to use of Company provided automobiles or automobile allowances for the named persons and for amounts reimbursed relating to taxes applicable to premiums on Mr. Tusman’s life insurance policy.

(3)	Consists of employer contributions to our 401(k) plan, except that in the case of Mr. Tusman the amounts also include $4,951 relating to premiums paid on a life insurance policy solely for the benefit of Mr. Tusman for each of fiscal years 2003 and 2004 and $4,830 relating to such premiums for fiscal year 2005.

(4)	Relates to stock options granted under the Bakers Footwear Group, Inc. 2003 Stock Option Plan. The Company has not granted any stock appreciation rights (SARs) for the applicable periods.

Option/SAR Grants in Last Fiscal Year

The following table sets forth information regarding stock options we granted during fiscal year 2005 to each of our named executive officers. There were no options granted to such officers during our four week transition period from January 2 through January 29, 2005.

Aggregated Option/SAR Grants in Last Fiscal Year

	Individual Grants				Potential Realizable
	Number of	Percent of			Value at Assumed
	Securities	Total Options/SARs			Annual Rates of Stock
	Underlying	Granted to	Exercise or		Price Appreciation for
	Options/SARs	Employees in	Base Price	Expiration	Option Terms ($)(1)
Name	Granted (#)(2)	Fiscal Year (%)	($/Share)	Date	5% ($)	10% ($)

Peter A. Edison	25,000	12.2	$11.34	4/8/2015	97,254	322,787
Michele A. Bergerac	20,000	9.7	$11.34	4/8/2015	77,803	258,230
Stanley K. Tusman	10,000	4.9	$11.34	4/8/2015	38,902	129,115
Mark D. Ianni	10,000	4.9	$11.34	4/8/2015	38,902	129,115
Joseph R. Vander Pluym	10,000	4.9	$11.34	4/8/2015	38,902	129,115

(1)	The dollar amounts in these columns are a result of calculations at stock appreciation rates specified by the Securities and Exchange Commission, based on the market price on date of grant of $9.35 per share, and are not intended to forecast actual future appreciation rates of our stock price.

(2)	Options consist of non-qualified options granted under the 2003 Plan at an exercise price of $11.34. The market price on the date of grant was $9.35 per share. The options vest in five equal annual installments beginning on the first anniversary of the date of grant. For more information about the terms of options granted under the 2003 Plan, please see “Approval of the Bakers Footwear Group, Inc. 2003 Stock Option Plan, As Amended to Authorize Options Relating to an Additional 500,000 Shares of Common Stock (Proxy Item No. 2)” which is incorporated herein by reference.

Option Exercises

The following table sets forth information regarding aggregate option exercises during fiscal year 2005 and the number and value of exercisable and unexercisable options to purchase our common stock held by the named executive officers as of January 28, 2006. There were no option exercises by such persons during our four week transition period from January 2, 2005 through January 29, 2005.

Aggregated Option/SAR Exercises in Last Fiscal Year and
Fiscal Year-End Option/SAR Values

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised		In-the-Money
	Acquired on	Value	Options/SARs at		Options/SARs at
	Exercise	Realized	January 28, 2006(1)		January 28, 2006(2)
Name	(#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Peter A. Edison	—	—	—	25,000	$—	$212,500
Michele A. Bergerac	19,000	251,428	101,321	36,000	1,978,235	363,440
Stanley K. Tusman	58,160	624,638	3,000	22,000	36,270	230,800
Mark D. Ianni	5,460	79,607	55,700	22,000	1,081,311	230,800
Joseph R. Vander Pluym	13,816	107,464	—	42,000	—	471,800

(1)	For more information about our stock option plan and the terms of the options, please see “Approval of the Bakers Footwear Group, Inc. 2003 Stock Option Plan, As Amended to Authorize Options Relating to an Additional 500,000 Shares of Common Stock (Proxy Item No. 2)” which is incorporated herein by reference.

(2)	Based upon a fair market value of $19.84 per share of Common Stock, the closing price of a share of Common Stock on the Nasdaq National Market on January 28, 2006.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

We have entered into employment agreements with each of our named executive officers, which are summarized below. Each of our executive officers serves at the pleasure of our board of directors.

Mr. Edison’s agreement has an initial term of three years, which commenced upon the consummation of our initial public offering. Mr. Edison’s agreement is renewable automatically for additional one year terms. The agreement may be immediately terminated by us for cause (as defined in the agreement). The agreement may also be terminated by us or Mr. Edison, without cause, upon 90 days notice by either party. As compensation for his services, Mr. Edison receives an annual base salary as determined by our compensation committee, which was increased to $350,000 per annum beginning in March 2006. Mr. Edison is also entitled to participate in bonus plans and other benefits that we establish from time to time, including our Cash Bonus Plan. The agreement also provides that for the term of the agreement and for two years thereafter, subject to certain limitations, Mr. Edison may not become employed by or interested directly or indirectly in or associated with any entity that competes with us in the sale at retail of women’s or men’s shoes.

Mr. Edison’s employment agreement also provides that he is entitled to a payment upon the occurrence of a trigger event. For Mr. Edison, a trigger event is defined as: (i) his termination without cause, or (ii) following a change in control of the Company any of the following occurs: (a) a material reduction in his base salary, (b) Mr. Edison is not allowed to participate in bonus plans or (c) a material reduction in the nature or status of his duties or responsibilities. For this purpose, a change of control generally includes the acquisition by a person or group of more of our common stock than that held by Peter Edison. As of April 10, 2006 one of our shareholders filed a Schedule 13G reporting beneficial ownership of our common stock in an amount excess of the amount beneficially owned by Mr. Edison. Upon the occurrence of a trigger event, Mr. Edison is entitled to a one time payment equal to three times his current base salary (as defined in the agreement).

Ms. Bergerac’s agreement was entered into as of April 1, 2002 and had an initial term of three years, renewable automatically for additional three-year terms. The agreement has renewed for an additional three year term as of April 1, 2005. The agreement may be immediately terminated by us for cause (as defined in the agreement). The agreement may also be terminated by us or by Ms. Bergerac without cause upon 90 days notice by either party. As compensation for her services, Ms. Bergerac receives a base salary, which was increased to $350,000 per annum beginning in March 2006. Ms. Bergerac’s annual salary will be determined, or recommended to our board of directors for determination, by our compensation committee. Ms. Bergerac’s salary may not be less than her salary as of the effective date of her agreement, and she is entitled to participate in bonus plans and other benefits that we establish from time to time, including our Cash Bonus Plan. The agreement also provides that for the term of the agreement and for twelve months thereafter, Ms. Bergerac may not become employed by or interested directly or indirectly in or associated with certain of our competitors. If Ms. Bergerac is terminated for disability or without cause, she is entitled to severance pay equal to her monthly base salary at the time of termination multiplied by the lesser of the number of months remaining in the employment term or 18 months.

Ms. Bergerac’s employment agreement also provides that she is entitled to a payment upon the occurrence of a trigger event. For Ms. Bergerac, a trigger event is defined as:

•	her not being selected chairman and chief executive officer after Peter Edison ceases to occupy those positions; or

•	within three years of her becoming our chairman and chief executive officer there is a material reduction in the nature or status of her duties and responsibilities, she is terminated without cause or there is a reduction in her overall compensation.

Upon the occurrence of a trigger event, Ms. Bergerac is entitled to a one time payment equal to three times the sum of:

•	her current base salary (as defined in the agreement); and

•	the average bonus payments made by us to Ms. Bergerac in the two calendar years immediately preceding the trigger event.

Mr. Tusman’s agreement was entered into in September 2002 for an initial term of two years, renewable automatically for additional two-year terms. The agreement renewed for an additional two year term in September 2004. The agreement may be immediately terminated by us for cause (as defined in the agreement). The agreement may also be terminated by us or Mr. Tusman, without cause, upon 90 days notice by either party. As compensation for his services, Mr. Tusman receives a base salary, which was increased to $265,000 per annum beginning in March 2006. Mr. Tusman’s annual salary will be determined, or recommended to our board of directors for determination, by our compensation committee. Mr. Tusman’s salary may not be less than his salary as of the effective date of his agreement, and he is entitled to participate in bonus plans and other benefits that we establish from time to time, including our Cash Bonus Plan. The agreement also provides that for the term of the agreement and for twelve months thereafter, Mr. Tusman may not become employed by or interested directly or indirectly in or associated with certain of our competitors. If Mr. Tusman is terminated for disability or without cause, he is entitled to severance pay equal to his monthly base salary at the time of termination multiplied by the lesser of the number of months remaining in the employment term or 18 months.

Mr. Tusman’s employment agreement also provides that he is entitled to a payment upon the occurrence of a trigger event. For Mr. Tusman, a trigger event is defined as:

•	Peter Edison ceasing to be our Chairman and Chief Executive Officer of the Company and within two years

•	there is a material diminution in the nature or status of Mr. Tusman’s duties and responsibilities,

•	Mr. Tusman’s employment is terminated without cause, or

•	there is a reduction in his overall compensation;

•	Mr. Tusman is terminated without cause and subsequently within six months Peter Edison is no longer our Chairman and Chief Executive Officer of the Company; or

•	The Company’s home office is transferred out of the St. Louis metropolitan area.

Upon the occurrence of a trigger event, Mr. Tusman is entitled to prepayment of his life insurance premiums for a period of two years and a one time payment equal to:

•	two times the sum of his current base salary (as defined in the agreement); and

•	the average bonus payments made by us to Mr. Tusman in the two calendar years immediately preceding the trigger event.

Mr. Ianni’s agreement was entered into in December 2003 and has a term of one year, renewable automatically for additional one-year terms. The agreement renewed for an additional one year term in December 2005. The agreement may be immediately terminated by us for cause (as defined in the agreement). In the event of a change in control (as defined in the agreement), the agreement may also be terminated without cause upon 30 days notice by either party. As compensation for his services, Mr. Ianni receives a base salary, which was increased to $250,000 per annum beginning in March 2006. Mr. Ianni’s annual salary will be determined by our compensation committee. Mr. Ianni also is entitled to participate in bonus plans and other benefits that we establish from time to time, including our Cash Bonus Plan. The agreement also provides that for the term of the agreement and for twelve months thereafter, Mr. Ianni may not become employed by or interested directly or indirectly in or associated with certain of our competitors. If Mr. Ianni is terminated without cause due to a change in control, or such change in control results in a material diminution of the nature and status of his duties and responsibilities, he is entitled to severance pay equal to his monthly base salary at the time of termination multiplied by six months. If Mr. Ianni is terminated as a result of the elimination of his position, he is entitled to severance pay equal to his monthly base salary at the time of termination multiplied by three months.

Mr. Vander Pluym’s agreement was entered into in December 2003 and has a term of one year, renewable automatically for additional one-year terms. The agreement renewed for an additional one year term in December 2005. The agreement may be immediately terminated by us for cause (as defined in the agreement). In the event of a change of control (as defined in the agreement), the agreement may also be terminated, without cause, upon 30 days notice. As compensation for his services, Mr. Vander Pluym receives a base salary, which increased to $245,000 per annum beginning in March 2006. Mr. Vander Pluym’s salary may not be less than his salary as of the effective date of his agreement. Mr. Vander Pluym’s annual salary will be determined by our compensation committee. Mr. Vander Pluym also is entitled to participate in bonus plans and other benefits that we establish from time to time, including our Cash Bonus Plan. The agreement also provides that for the term of the agreement and for twelve months thereafter, Mr. Vander Pluym may not become employed by or interested directly or indirectly in or associated with certain of our competitors. If Mr. Vander Pluym is terminated without cause due to a change in control, or such change in control results in a material diminution of the nature and status of his duties and responsibilities, he is entitled to severance pay equal to his monthly base salary at the time of termination multiplied by six months. If Mr. Vander Pluym is terminated as a result of the elimination of his position, he is entitled to severance pay equal to his monthly base salary at the time of termination multiplied by six months.

Committee Reports

Report of the Compensation Committee on Executive Compensation

The compensation committee of the board of directors, which is comprised of three non-employee directors, administers our executive compensation program. The committee works with management to develop compensation plans and is responsible for determining the compensation of each executive officer.

Our executive compensation program is intended to align executive compensation with our business objectives and the executive’s individual performance and to enable us to attract, retain and reward executive officers who contribute, and are expected to continue to contribute, to our long-term success. In analyzing executive compensation, the committee is guided by the following principles: (i) the total compensation payable to executive officers should be sufficiently competitive with the compensation paid by other footwear and retail companies for officers in comparable positions so that we can attract and retain qualified executives, and (ii) individual compensation should include components which reflect both the financial performance of the Company and the performance of the individual. The compensation committee has hired a nationally-recognized independent consulting firm to help ensure that the salaries and compensation for the Company’s senior management are competitive with companies in the footwear and retail industries and to design an approach to long-term incentive compensation for senior management.

The compensation of our executive officers consists of a combination of base salary, bonuses and equity-based compensation. In general, our compensation program attempts to limit increases in salaries and favors bonuses based on performance measures and individual merit. The committee believes that executive compensation should be designed to motivate executives to increase shareholder value and further believes that executive officers can best increase shareholder value by managing our sales and operating results.

Base Salary

The committee determines or recommends for determination the base salary for executives annually on a subjective basis in accordance with each officer’s respective employment agreement, based upon historical compensation levels of our executives and the individual performance of the executives in the preceding year. The Company targets executives’ annual salaries to be competitive with comparable companies in the footwear and retail industries with whom the Company competes for management. In the first fiscal quarter of fiscal year 2005, the committee determined to increase the base salaries of executive officers by an average of 3.5%, in light of the operating results for fiscal year 2004, the relative success of the Company in holding down expenses in a difficult business environment in the second half of the year and other factors. In the first quarter of fiscal year 2006, the committee determined to increase the base salaries of executive officers by an average of 10.5%, in light of the excellent results for fiscal year 2005.

Cash Bonus Plan

Bonuses for fiscal year 2005 are set forth in the Summary Compensation Table. These bonuses were paid during the first quarter of fiscal year 2006.

These bonuses were the maximum amounts payable under the Company’s cash bonus arrangements as the Company exceeded its targeted measurement of after-tax profit as determined by the committee under the Company’s Cash Bonus Plan. In addition, each executive officer received an additional 12.5% of cumulative salary as a discretionary bonus for fiscal year 2005 based on the achievement of qualitative and other criteria. Generally, the committee expects that the bonuses for Peter Edison and Michele Bergerac should be more heavily weighted on overall Company financial performance than the bonuses for other executive officers.

Stock-Based Compensation

The committee administers the Bakers Footwear Group, Inc. 2003 Stock Option Plan. Awards of stock options under the plan are intended to closely tie the long-term interests of our executives and our shareholders and to assist in the retention of executives. The committee selects the executive officers, if any, to receive stock options and determines the number of shares subject to each option. The committee’s determination of the size of option grants is generally intended to reflect an executive’s position with the Company and his or her contributions to the Company, without regard to his or her existing stock ownership. Options generally have either a three-year or a five-year vesting period to encourage key employees to continue in the employ of the Company. The committee reviews the outstanding unvested options of the key executives from time to time and may grant additional options to encourage the retention of key executives. In the first quarter of fiscal year 2005, the committee authorized the grant of options relating to 205,200 shares, of which 85,000 were granted to executive officers. In the first quarter of fiscal year 2006, the committee authorized the grant of options relating to 73,228 shares, of which 16,369 shares were granted to executive officers with a three-year vesting schedule, as the Company shifted a portion of its stock-based compensation to certain executive officers to performance shares under the Company’s incentive compensation plan, as discussed below. The number of shares remaining available for options under the 2003 Stock Option Plan was 33,773 as of April 3, 2006. As a result, in order to provide the Company with the continuing flexibility to use options as an incentive tool, the committee authorized an amendment to the 2003 Stock Option Plan, subject to shareholder approval, to increase the authorized number of shares that may be granted by 500,000.

The committee also administers the Bakers Footwear Group, Inc. 2005 Incentive Compensation Plan. The purpose of the 2005 Plan is to create additional ways to further the strategic objectives of the Company and further align the economic interests of the participants with those of the Company. Consistent with the committee’s plans to shift equity compensation for executive officers, in part, to performance shares, in the first quarter of fiscal year 2006, the committee granted performance share awards relating to a maximum of 68,274 shares, of which awards relating to a maximum 51,200 shares were granted to executive officers, subject to the satisfaction of performance objectives based on return on average assets and compound annual growth rate in sales during the three fiscal-year performance period, including fiscal years 2006, 2007 and 2008, under the 2005 Plan.

Chief Executive Officer Compensation

In the first quarter of fiscal year 2005, the committee increased Mr. Edison’s base compensation by 3.6%. The committee made this increase in light of the operating results for fiscal year 2005, the relative success of the Company in holding down expenses in a difficult business environment in the second half of the year and other factors. In the first quarter of fiscal year 2005, the committee granted Mr. Edison options relating to 25,000 shares of common stock. In the first quarter of fiscal year 2006, the committee increased Mr. Edison’s base compensation by 10.8% in light of the excellent results for fiscal year 2005. Mr. Edison also received the maximum objective and discretionary bonus for fiscal year 2005 as the Company exceeded the Company’s maximum performance goals based on after-tax profit and the Company’s successful private offering and expansion in fiscal year 2005. Consistent with the Company’s approach to long-term compensation, in the first quarter of fiscal year 2006, the committee granted to Mr. Edison stock options relating to 5,439 shares and performance shares relating to a maximum of 8,506 shares.

Deductibility of Compensation

One goal of the committee is to comply with the requirements of Section 162(m) of the Code, to the extent deemed practicable, with respect to options and our cash bonus program, as well as the limits approved by the Company’s shareholders, in order to avoid losing the deduction for compensation in excess of $1 million paid to one or more of the named executive officers. We have generally structured our compensation plans with the objective that amounts paid under those plans and arrangements are tax deductible. However, the committee may elect to provide compensation outside those requirements when it deems appropriate to achieve its compensation objectives.

COMPENSATION COMMITTEE

Andrew N. Baur, Chair
Timothy F. Finley
Scott C. Schnuck

April 21, 2006

Report of the Audit Committee

The audit committee oversees the Company’s financial reporting process on behalf of the board of directors. Management is primarily responsible for the financial statements and reporting process including the systems of internal controls, while the independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States), and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.

In this context, the committee has met and held discussions with management and Ernst & Young LLP, the Company’s independent registered public accounting firm. The committee discussed with the Company’s independent registered public accounting firm the overall scopes and plans for its audit. The committee has met with representatives of the independent registered public accounting firm, with and without management present, and discussed the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. Management represented to the committee that the Company’s financial statements were prepared in accordance with U.S. generally accepted accounting principles. The committee has reviewed and discussed the financial statements with management and the independent registered public accounting firm, including their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee under the auditing standards of the Public Company Accounting Oversight Board.

The Company’s independent registered public accounting firm also provided to the committee the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent registered public accounting firm that firm’s independence, including those matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards AU §380). The audit committee considered whether the provision by Ernst & Young, LLP of non-audit services was compatible with their independence.

In reliance on the reviews and discussions referred to above, the committee recommended to the board of directors (and the board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 28, 2006 for filing with the Securities and Exchange Commission. The committee has retained Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2006.

The members of the committee are not professionally engaged in the practice of auditing or accounting. Members of the audit committee rely without independent verification on the information provided to them and on the representations made by management and the advice and assurances of the independent registered public accounting firm. While the committee has the responsibilities and powers set forth in its charter, it is not the duty of the committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with U.S. generally accepted accounting principles. This is the responsibility of management and the independent registered public accounting firm. Nor is it the duty of the committee to conduct investigations or to assure compliance with laws and regulations and the Company’s business conduct policies. Accordingly, the oversight provided by the committee should not be considered as providing an independent basis for determining that management has established and maintained appropriate internal controls, that the financial statements have been prepared in accordance with U.S. generally accepted accounting principles, or that the audit of the Company’s financial statements by the independent registered public accounting firm has been carried out in accordance with auditing standards of the Public Company Accounting Oversight Board.

AUDIT COMMITTEE

Harry E. Rich, Chair
Andrew N. Baur
Timothy F. Finley

April 21, 2006

Principal Accountant Fees and Services

The following fees were billed by Ernst & Young LLP, our independent registered public accounting firm, for services rendered in fiscal year 2004 and fiscal year 2005, including the transition period from January 2, 2005 through January 29, 2005:

	Amount Billed for
	Fiscal Year
Description of Professional Service	2004	2005*

Audit Fees — professional services rendered for the audit of our annual financial statements, SEC registration statements, comfort letters and consents in connection with the initial public offering and for quarterly reviews of the financial statements	$357,580	$333,540
Audit-Related Fees — assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of financial statements	7,530	1,500
Tax Fees — professional services rendered by Ernst & Young LLP for tax compliance, tax consulting and tax planning	—	—
All Other Fees	—	—

Total Ernst & Young LLP Fees	$365,110	$335,040

*	On March 11, 2005, we changed our fiscal year to the standard retail calendar, which closes on the Saturday closest to January 31. Previously our fiscal year ended four weeks earlier. As a result of the change we had a four week transition period from January 2, 2005 through January 29, 2005. The information for 2005 includes amounts for the four week transition period from January 2 through January 29, 2005.

As described in the audit committee charter, which was adopted in February 2004, it is the audit committee’s policy and procedure to review and consider and ultimately pre-approve, where appropriate, all audit and non-audit engagement services to be performed by the independent registered public accounting firm. The audit committee’s pre-approval policy is attached to the audit committee charter which has been attached as Appendix A to our proxy statement for our 2004 Annual Meeting of Shareholders which was filed with the SEC. Generally, each year the audit committee reviews and approves the audit services and the estimated audit fees for the following year, with projections updated quarterly and the committee pre-approving any amounts exceeding original estimates. Annually, and otherwise as necessary, the committee reviews and approves all non-audit services and the estimated fees for such services for the current fiscal year. Recurring services are generally approved by category. Non-recurring services are generally approved by category as are individual projects exceeding a certain amount. Should an engagement need pre-approval before the next audit committee meeting, authority to grant approval is delegated to the audit committee chairman. The audit committee was formed after our initial public offering in February 2004. As a result, the committee did not pre-approve any of the services of Ernst & Young LLP prior to our initial public offering. The audit committee approved all of Ernst & Young LLP’s services after the initial public offering.

Stock Price Performance Graph

Our common stock was not publicly traded until our initial public offering in February 2004. The following graph and chart compares the cumulative annual shareholder return of our common stock over the period commencing February 5, 2004, the first day that our common stock was quoted on the Nasdaq National Market, to that of the total return index for the Russell 2000 Index, which is a broad equity market index, and the Hemscott Apparel Store Group Index (formerly known as the Coredata Apparel Store Group Index), which is a published industry or line-of-business index, assuming an investment of $100 on February 5, 2004, until January 28, 2006, the end of our 2006 fiscal year. In calculating total annual shareholder return, reinvestment of dividends, if any, is assumed. The indices are included for comparative purposes only. They do not necessarily reflect management’s opinion that such indices are an appropriate measure of the relative performance of our common stock and are not intended to forecast or be indicative of future performance of our common stock.

	2/5/2004	7/3/2004	1/1/2005	1/29/2005	7/30/2005	1/28/2006
Bakers Footwear Group, Inc.	100.00	118.34	122.44	119.66	145.36	239.32
Hemscott Apparel Store Group Index	100.00	117.49	124.67	128.73	152.66	152.07
Russell 2000 Index	100.00	102.29	112.67	107.90	117.54	126.78

In accordance with the rules of the SEC, the information contained in the Report of the Compensation Committee on Executive Compensation, the Report of the Audit Committee and the Stock Price Performance Graph, shall not be deemed to be “soliciting material,” or to be “filed” with the SEC or subject to the SEC’s Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires all Company executive officers, directors, and persons owning more than 10% of any registered class of our capital stock to file reports of ownership and changes in ownership with the SEC. We believe that during the fiscal year ended January 28, 2006, our executive officers, directors and persons owning more than 10% of any registered class of our capital stock timely complied with all applicable filing requirements, except as follows: Ms. Bergerac, our President and a director, filed one Form 4 late reporting two transactions and Mr. Baur, a director, filed one Form 4 late reporting one transaction and filed a Form 5 in fiscal year 2005 relating to a transaction that should have been reported in fiscal year 2004. In making these disclosures, we relied solely on a review of copies of such reports filed with the Securities and Exchange Commission and furnished to us and written representations from certain of our executive officers and directors that no other reports were required.

General Information

Shareholder Proposals

Proposals Included in Proxy Statement

Proposals of shareholders of the Company that are intended to be presented by such shareholders at the Company’s 2007 annual meeting and that shareholders desire to have included in the Company’s proxy materials relating to such meeting must be received by the Company at its principal executive offices no later than December 25, 2006, which is 120 calendar days prior to the anniversary of this year’s mailing date. Upon timely receipt of any such proposal, the Company will determine whether or not to include such proposal in the proxy statement and proxy in accordance with applicable regulations governing the solicitation of proxies.

Proposals Not Included in the Proxy Statement

If a shareholder wishes to present a proposal at the Company’s annual meeting in 2007 or to nominate one or more directors and the proposal is not intended to be included in the Company’s proxy statement relating to that meeting, the shareholder must give advance written notice to the Company prior to the deadline for such meeting determined in accordance with the Company’s by-laws. For business to be properly brought before a meeting by a shareholder of record, or to nominate a person for election as a director, the shareholder must have given timely notice thereof in writing to our Secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received by our Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the meeting; provided, however, that in the event that less than 100 days’ notice or prior public notice of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be so received not later than the 10th day following the day on which such notice of the date of the meeting was mailed or on which such public notice was given. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to exercise of discretionary voting authority. Our restated bylaws contain specific requirements for the notice, which are summarized below. For nominations, a shareholder’s notice must set forth as to each proposed nominee:

•	the name, age, business and residential address, and principal occupation or employment of the nominee;

•	the class and number of shares of capital stock that are beneficially owned by such nominee on the date of such notice;

•	a description of all arrangements or understandings between the shareholder and each nominee and the name of any other person(s) pursuant to which the nomination(s) are to be made by the shareholder;

•	all other information relating to such shareholder(s) or any nominee(s) of such shareholder(s) that is required to be disclosed in solicitations of proxies for the election of directors, or is otherwise required, in each case pursuant to Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934; and

•	a representation that the shareholder(s) intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice.

For all other proposals, as to each matter of business proposed:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business;

•	the text of the business (including the text of any resolutions proposed and the language of any proposed amendment to our charter documents);

•	the name and address, as they appear in our shareholder records, of the shareholder(s) proposing such business;

•	the class and number of shares of the stock which are beneficially owned by the proposing shareholder(s);

•	any material interest of the proposing shareholder(s) in such business;

•	all other information relating to such shareholder that is required to be disclosed pursuant to Regulation 14A of the General Rules and Regulations under the Securities Exchange Act of 1934; and

•	a representation that the shareholder(s) intends to appear in person or by proxy at the meeting to propose such other business.

Please see our restated bylaws for a more complete description of this process. Our shareholders may also provide recommendations for nominations, or may otherwise contact us. See “Information Regarding Board of Directors and Committees — Director Nominations” and “— Shareholder Communications Policy.”

Other Information

The board of directors knows of no matter, other than those referred to in this proxy statement, which will be presented at the meeting. However, if any other matters, including a shareholder proposal excluded from this proxy statement pursuant to the rules of the SEC, properly come before the meeting or any of its adjournments, the person or persons voting the proxies will vote in accordance with their best judgment on such matters. Should any nominee for director be unable to serve or for good cause will not serve at the time of the meeting or any adjournments thereof, the persons named in the proxy will vote for the election of such other person for such directorship as the board of directors may recommend, unless, prior to the meeting, the board has eliminated that directorship by reducing the size of the board. The board is not aware that any nominee herein will be unable to serve or for good cause will not serve as a director.

The Company will bear the expense of preparing, printing and mailing this proxy material, as well as the cost of any required solicitation. Directors, officers or employees of the Company may solicit proxies on behalf of the Company. In addition, the Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for reasonable expenses incurred in forwarding proxy materials to beneficial owners of the Company’s stock and obtaining their proxies.

You are urged to vote promptly by marking, signing, dating, and returning your proxy card. You may revoke your proxy at any time before it is voted; and if you attend the meeting, as we hope you will, you may vote your shares in person.

Annual Report

This proxy statement has been accompanied with or preceded by our Annual Report to Shareholders, which contains our Annual Report on Form 10-K, excluding exhibits, as filed with the SEC.

We will provide a copy of our Annual Report on Form 10-K for our last fiscal year, without charge, to each person solicited, upon written request to our Secretary at our principal executive offices, 2815 Scott Avenue, St. Louis, Missouri 63103.

By Order of the Board of Directors,
BAKERS FOOTWEAR GROUP, INC.

LAWRENCE L. SPANLEY, JR.
Secretary

April 24, 2006

Appendix A

COMPENSATION COMMITTEE CHARTER

BAKERS FOOTWEAR GROUP, INC.

I.	STATEMENT OF PURPOSE

The Compensation Committee (the “Committee”) will assist the Board of Directors (the “Board”) of Bakers Footwear Group, Inc. (the “Company”) in fulfilling the Board’s oversight responsibilities with regard to the compensation of the Company’s Board and management.

II.	COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of at least three members of the Board of Directors, with the number of members to be determined from time to time by the Board. The members shall be designated by the Board of Directors, and all members of the Committee shall be independent pursuant to Rule 4200(a)(15) of The Nasdaq Stock Market Rules, or the applicable rule governing director independence of such other national market system or exchange on which the Company’s stock may be traded from time to time, or any successor rules.

III.	MEETINGS.

The Committee shall meet regularly, or as the Committee may from time to time determine may be appropriate. Unless the Board has previously designated the Chair, the members of the Committee shall designate a Chair by majority vote. Two or more committee members shall constitute a quorum.

Teleconferences may also be held at such other times as shall be reasonably requested by the Chair of the Board, Chair of the Committee, independent auditor, or the Company’s financial management.

At the invitation of the Committee Chair, the meetings will be attended by the Chair of the Board, Chief Executive Officer, representatives from any compensation consultant retained by the Company, and/or other persons as are appropriate to matters under consideration.

IV.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE.

The duties and responsibilities of the Committee shall include the following:

1.  Determine or recommend to the Board for determination the total compensation package, including salaries, bonuses, stock options, benefits and other compensation arrangements, for the Chief Executive Officer and other executive officers of the Company. The Chief Executive Officer may not be present at Committee meetings during discussions of Chief Executive Officer compensation.

2.  Supervise the administration of any Company employee benefit plans, equity-based compensation plans or profit sharing plans.

3.  Oversee performance evaluations of the Company’s executive officers in light of the Company’s corporate goals and other objectives and issues regarding management succession.

4.  Prepare the Compensation Committee report required to be included in the Company’s annual proxy statement.

5.  Consult with Company management regarding compensation policies and practices.

6.  Make recommendations to the Board of Directors of the Company concerning the adoption of any compensation plan in which management is eligible to participate, including the granting of stock options or other benefits under such plans.

7.  The Committee shall have the authority to engage independent advisors, including compensation consultants, at Company expense as the Committee may determine necessary in carrying out its responsibilities hereunder.

A-1

8.  Review this Charter on an annual basis and make recommendations to the Board of Directors concerning any changes deemed appropriate.

9.  Report actions of the Committee periodically to the Board of Directors with such recommendations for action as the Committee deems appropriate.

10. Maintain minutes or other records, either separately or within the minutes of the Board of Directors, of meetings and activities of the Committee.

A-2

APPENDIX B

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER
BAKERS FOOTWEAR GROUP, INC.

I.	STATEMENT OF PURPOSE

The Nominating and Corporate Governance Committee (the “Committee”) will assist the Board of Directors (the “Board”) of Bakers Footwear Group, Inc. (the “Company”) in evaluating potential Director nominees, overseeing the composition and structure of the Board and the committees thereof and developing and implementing the Company’s corporate governance policies and practices.

II.	COMPOSITION OF THE COMMITTEE

The Committee shall be comprised of at least three members of the Board of Directors, with the number of members to be determined from time to time by the Board. The members shall be designated by the Board of Directors, and all members of the Committee shall be independent pursuant to Rule 4200(a)(15) of The Nasdaq Stock Market Rules, or the applicable rule governing director independence of such other national market system or exchange on which the Company’s stock may be traded from time to time, or any successor rules.

III.	MEETINGS

The Committee shall meet regularly, or as the Committee may from time to time determine may be appropriate. Unless the Board has previously designated the Chair, the members of the Committee shall designate a Chair by majority vote. Two or more committee members shall constitute a quorum.

Teleconferences may also be held at such other times as shall be reasonably requested by the Chair of the Board, Chair of the Committee, independent auditor, or the Company’s financial management.

At the invitation of the Committee Chair, the meetings will be attended by the Chair of the Board, Chief Executive Officer, representatives from any director search firm retained by the Company, and/or other persons as are appropriate to matters under consideration.

IV.	DUTIES AND RESPONSIBILITIES OF THE COMMITTEE.

The duties and responsibilities of the Committee shall include the following:

1. Oversee the structure and operations of the Board and suggest to the Board any recommended changes thereto.

2. Recommend to the Board for determination all nominees for Board membership, whether for the slate of Director nominees to be proposed to shareholders or for Director nominees to be elected by the Board to fill vacancies on the Board.

3. Evaluate potential nominees for Board positions pursuant to the standards, policies and minimum requirements, if any, as determined by the Board from time to time. The Board will evaluate nominees recommended by shareholders of the Company if such recommendations are received in accordance with requirements established by the Board and/or in the Company’s Bylaws, as amended from time to time, and disclosed in the Company’s annual proxy statement.

4. The Committee identifies potential Director nominees from numerous sources as determined by the Board from time to time, including, but not limited to, other members of the Board, members of the Company’s management, director search firms and the Company’s shareholders.

5. Recommend to the Board of Directors committee structure and responsibilities, committee appointments, committee chairs and the rotation of chairperson and committee appointments as the Committee may determine to be in the best interests of the Company.

B-1

6.  Evaluate the effect of any change in the personal or professional status of any Director and request that the Board request the resignation of any such Director if necessary.

7.  Establish and oversee compliance with the corporate governance rules, policies and codes of legal and ethical conduct and review issues that arise in connection with such rules, policies and codes.

8.  The Committee shall have the authority to engage independent advisors, including director search firms, at Company expense, as the Committee may determine necessary in carrying out its responsibilities hereunder.

9.  Review this Charter on an annual basis and make recommendations to the Board of Directors concerning any changes deemed appropriate.

10. Report actions of the Committee periodically to the Board of Directors with such recommendations for action as the Committee deems appropriate.

11. Maintain minutes or other records, either separately or within the minutes of the Board of Directors, of meetings and activities of the Committee.

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APPENDIX C

BAKERS FOOTWEAR GROUP, INC.

2003 STOCK OPTION PLAN

1.  Purpose of the Plan.  The Bakers Footwear Group, Inc. 2003 Stock Option Plan (the “Plan”) is intended as an incentive to, and to encourage ownership of the stock of Bakers Footwear Group, Inc. (“Company”) by officers, directors, employees and consultants of the Company, its subsidiaries, or any other entity in which the Company has a significant equity or other interest as determined by the Committee (such other entities hereinafter referred to as “affiliates”). It is intended that certain options granted hereunder will qualify as Incentive Stock Options within the meaning of Section 422 of the Internal Revenue Code of 1986 as amended (the “Code”) (“Incentive Stock Options”) and that other options granted hereunder will not be Incentive Stock Options.

2.  Stock Subject to the Plan.

(a) Stock Available For Grants of Options.  SIX HUNDRED THOUSAND (600,000) shares of the Common Stock of the Company (“Common Stock”), not including the shares described in paragraph 20, have been allocated to the Plan and will be reserved for the grant of options under the Plan, subject to adjustment under Paragraph 15. In addition to those shares previously authorized, effective June 1, 2006, FIVE HUNDRED THOUSAND (500,000) shares of Common Stock shall also be allocated to the Plan and will be reserved for the grant of options under the Plan, subject to adjustment under Paragraph 15. The maximum number of options which may be awarded to a participant under this Plan shall be options for 100,000 shares per year; provided, however, that the Chief Executive Officer of the Company (the “CEO”) may be awarded two times that number per year upon being named to that position.

(b) Reservation of Shares.  The Company will allocate and reserve in each fiscal year a sufficient number of shares of its Common Stock for issue upon the exercise of options granted under the Plan. The Company may, in its discretion, use shares held in the Treasury or authorized but unissued shares of Common Stock for the Plan.

(c) Determination of Shares.  Any shares covered by an award (or portion of an award) granted under the Plan, which is forfeited or canceled, or expires, shall be deemed not to have been delivered for purposes of determining the maximum number of shares available for delivery under the Plan. Any shares withheld for tax withholding obligations shall not be deemed to have been delivered for purposes of determining the maximum number of shares available for delivery under the Plan. If any option is exercised by tendering shares of Common Stock, either actually or by proof of ownership, to the Company as full or partial payment in connection with the exercise of an option under this Plan, only the number of shares issued net of the shares tendered shall be deemed delivered for purposes of determining the maximum number of shares available for delivery under the Plan. In addition, any shares that relate to options granted under the Plan which are forfeited back to the Company because of failure to meet an award contingency or condition shall again be available for delivery pursuant to new awards granted under the Plan. Further, shares issued under the Plan through the settlement, assumption or substitution of outstanding awards or through obligations to grant future awards as a condition of the Company acquiring another entity shall not reduce the maximum number of shares available for delivery under the Plan. Similarly, any shares that are repurchased by the Company on the open market or in private transactions, may be added to the aggregate number of shares available for delivery under the Plan, so long as the aggregate price paid for such repurchased shares does not exceed the cumulative amount received in cash by the Company for the exercise of options granted under the Plan. In no event shall more than SIX HUNDRED THOUSAND (600,000) shares be available for granting Incentive Stock Options.

3.  Administration.  The Plan shall be administered by the Committee referred to in Paragraph 4 (the “Committee”). Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, options shall be granted and the number of shares to be subject to each option. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Company’s (or any affiliate’s) success and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective stock option agreements (which need not be identical) and to make all other determinations which the Committee believes necessary or advisable for the proper administration of the Plan. The Committee’s determinations on matters relating to the Plan shall be final and conclusive on the Company and all participants. The Committee may, in its discretion, delegate to the CEO the authority to determine the individuals to whom, and the time or times at which and terms upon which, options shall be granted and the number of shares to be subject to each option; provided, however, that the Committee may not delegate such authority to the CEO with respect to employees of the Company who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 as amended (the “1934 Act”).

4.  The Committee.  The Plan shall be administered by a Committee which shall be composed of two or more Directors all of whom shall be “outside” directors under Section 162(m) of the Code and the regulations thereunder. The membership of the Committee shall be constituted so as to comply at all times with the applicable requirements of Rule 16b-3 promulgated under the Securities Exchange Act and Section 162(m) of the Internal Revenue Code.

5.  Eligibility.  Executive officers, directors, employees and consultants of the Company, subsidiaries, or its affiliates (as determined by the Committee) shall be eligible to be granted options under the Plan; provided, however, that only employees of the Company may be granted Incentive Stock Options.

6.  Option Prices.  The purchase price of the Common Stock under each option shall not be less than the Fair Market Value of the stock at the time of the granting of the option, except that the purchase price of Common Stock under Incentive Stock Options granted to shareholders holding 10% or more of the Company’s voting stock shall not be less than 110% of the fair market value of the stock at the time of the granting of the option. “Fair Market Value” of a share on any date of reference shall mean the “Closing Price” (as defined below) of the Common Stock on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For the purpose of determining Fair Market Value, the “Closing Price” of the Common Stock on any business day shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the last reported sale price of Common Stock on such exchange or reporting system, as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), or any similar system of automated dissemination of quotations of securities prices in common use, the last reported sale price of Common Stock on such system or, if sales prices are not reported, the mean between the closing high bid and low asked quotations for such day of Common Stock on such system, as reported in any newspaper of general circulation or (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for the Common Stock as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for Common Stock on at least five of the ten preceding days. If neither (i), (ii) or (iii) is applicable, then Fair Market Value shall be determined in good faith by the Committee or the Board of Directors in a fair and uniform manner.

7.  Payment of Option Prices.  The purchase price is to be paid in full upon the exercise of the option, either (i) in cash, (ii) in the discretion of the Committee, by the tender either actually or by proof of ownership to the Company of shares of the Common Stock of the Company, owned by the optionee and registered in the optionee’s name or held for the optionee’s benefit by a registered holder for at least six (6) months, having a fair market value equal to the cash exercise price of the option being exercised, with the fair market value of such stock to be determined in such appropriate manner as may be provided for by the Committee or as may be required in order to comply with, or to conform to the requirements of, any applicable laws or regulations, or (iii) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i) and (ii) hereof; provided, however, that no shares of Common Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the optionee through the exercise of an Incentive Stock Option or an employee stock purchase plan described in Section 423 of the Code, unless (i) such shares have been held by the optionee for at least one (1) year and (ii) at least two (2) years have elapsed since such option was granted. (The optionee may effect a “cashless exercise” of an option in lieu of directly paying the option price in cash or shares owned by the optionee, provided that such “cashless exercise” is facilitated through a third party, other than the Company, in accordance with the rules and procedures adopted by the Committee.) The cash proceeds from sales of stock subject to option are to be added to the general funds of the Company and used for its general corporate purposes. The shares of Common Stock of the Company received by the Company as payment of the option price are to be added to the shares of the Common Stock of the Company held in its Treasury. Upon exercise of an option which is not an Incentive Stock Option by an optionee who is a reporting person under Section 16(a) of the 1934 Act, the Company shall, as required by applicable law, withhold sufficient shares to satisfy the Company’s obligation to withhold for federal and state taxes on such exercise, provided that prior to such exercise, the Committee may approve in advance an alternative method of withholding. Upon exercise of an option which is not an Incentive Stock Option by an optionee who is not a reporting person under Section 16(a) of the 1934 Act, the Committee may, in its discretion, in lieu of withholding cash otherwise payable to such person, withhold sufficient shares to satisfy the Company’s obligation to withhold for federal and state taxes on such exercise.

8.  Option Amounts.  The maximum aggregate fair market value (determined at the time an option is granted in the same manner as provided for in Paragraph 6 hereof) of the Common Stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and its subsidiaries) shall not exceed the amount specified in Section 422(d) of the Code.

9.  Exercise of Options.  The term of each option shall be not more than ten (10) years (five (5) years in the case of Incentive Stock Options granted to a shareholder holding 10% or more of the Company’s voting stock) from the date of granting thereof or such shorter period as is prescribed in Paragraph 10 hereof. Within such limit, options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all optionees; provided, however, that except as provided in Paragraphs 10 and 11 hereof, no option may be exercised at any time unless the optionee is then an employee, director or consultant of the Company, its subsidiaries or affiliates and has been so employed or engaged as a director or consultant continuously since the granting of the option. The holder of an option shall have none of the rights of a stockholder with respect to the shares subject to option until such shares shall be issued to such holder upon the exercise of the option. Notwithstanding the foregoing, in the event of a Change of Control (as hereinafter defined) all options shall become fully exercisable. For this purpose, a “Change of Control” shall mean:

(a) The purchase or other acquisition (other than from the Company) by any person, entity or group of persons, within the meaning of Section 13(d) or 14(d) of the 1934 Act (excluding, for this purpose, our Chairman of the Board and Chief Executive Officer on the date that this Plan is adopted, the Company or its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of 50% or more of either the then-outstanding shares of Common Stock or the combined voting power of the Company’s then-outstanding voting securities entitled to vote generally in the election of directors; or

(b) Individuals who, as of the date of the adoption of the Plan, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company, provided that any person who becomes a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors) shall be, for purposes of this paragraph, considered as though such person were a member of the Incumbent Board; or

(c) Approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation would not immediately thereafter own more than 50% of, respectively, the common stock and the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated corporation’s then-outstanding voting securities, or of a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

10.  Termination of Employment.  Any option issued hereunder must be exercised prior to the optionee’s termination of employment (or the optionee’s capacity as a director or consultant) with the Company, a subsidiary or any affiliate, except that if the employment (or engagement as a director or consultant) of an optionee terminates with the consent and approval of the optionee’s employer (or, in the case of a director or consultant, the Company), the Committee in its absolute discretion may permit the optionee to exercise the option, to the extent that the optionee was entitled to exercise it at the date of such termination of employment (or capacity as a director or consultant), at any time within three (3) months after such termination, but not after ten (10) years from the date of the granting thereof. In addition, in the event the Company, a subsidiary or an affiliate divests itself of all its interest in a subsidiary or an affiliate, all outstanding options held by an optionee employed by (or engaged as a director or consultant by) such divested subsidiary or affiliate may be exercised by such optionee at any time within three (3) months after such divestiture, but not after ten (10) years from the date on which such options were granted. In addition, all outstanding options held by an optionee who terminates employment (or capacity as a director or consultant) on account of retirement (as determined by the Committee) shall be fully exercisable at any time within one (1) year after such retirement, but not after ten (10) years from the date on which such options were granted. If the optionee terminates employment (or capacity as a director or consultant) on account of disability, the optionee may exercise such option, to the extent the optionee was entitled to exercise it at the date of such termination, at any time within one (1) year of the termination of employment (or the termination of the optionee’s capacity as a director or consultant) but not after ten (10) years from the date of the granting thereof. For this purpose, a person shall be deemed to be disabled if he or she is permanently and totally disabled within the meaning of Section 422(c)(6) of the Code, which, as of the date hereof, means that he or she is unable to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a period of not less than twelve (12) months. A person shall be considered disabled only if he or she furnishes such proof of disability as the Committee may require. Options granted under the Plan shall not be affected by any change of employment (or change in the optionee’s capacity as a director or consultant) so long as the optionee continues to be an employee (or director or consultant) of the Company or a subsidiary thereof or, in the case of options which are not Incentive Stock Options, an affiliate of the Company. The option agreements may contain such provisions as the Committee shall approve with reference to the effect of approved leaves of absence. Nothing in the Plan or in any option granted pursuant to the Plan shall confer on any individual any right to continue in the employ (or in the capacity of a director or consultant) of the Company or any subsidiary or affiliate or interfere in any way with the right of the Company or any subsidiary or affiliate thereof to terminate his or her employment (or capacity as a director or consultant) at any time.

11.  Death.  In the event of the death of an optionee under the Plan while he or she is employed (or engaged as a director or consultant) by the Company (or a subsidiary or affiliate of the Company), the options held by the optionee at death shall become fully vested immediately and may be exercised by a legatee or legatees under the optionee’s last will, or by personal representatives or distributees, at any time within a period of one (1) year after death, but not after ten (10) years from the date of granting thereof. In the event of the death of an optionee within three months after termination of employment (or the optionee’s capacity as a director or consultant) (or one (1) year in the case of the termination of an optionee who is disabled as above provided or one (1) year in the case of termination of employment (or termination of the optionee’s capacity as a director or consultant) on account of retirement, as provided in paragraph 10 above) the option theretofore granted may be exercised, to the extent exercisable at the date of death, by a legatee or legatees under the optionee’s last will, or by personal representatives or distributees, at any time within a period of one (1) year after death, but not after ten (10) years from the date of granting thereof.

12.  Non-Transferability of Options.  Each option granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descent and distribution and an option may be exercised, during the lifetime of an optionee, only by such optionee; provided, however, that the Committee may, in its sole discretion, permit an optionee to transfer a non-qualified stock option, or cause the Company to grant a non-qualified stock option that would otherwise be granted to a person described in Paragraph 5 (an “Eligible Optionee”), to any one or more of the following: an Eligible Optionee’s descendant, spouse, descendant of a spouse, spouse of any of the foregoing, a trust established primarily for the benefit of any of the foregoing, or of such Eligible Optionee, or to an entity which is a corporation, partnership, or limited liability company (or any other similar entity) the owners of which are primarily the aforementioned persons or trusts. Any such option so transferred or granted directly to the aforementioned persons, trusts or entities in respect of an Eligible Optionee shall be subject to the provisions of Paragraph 10 concerning the exercisability during the Eligible Optionee’s employment.

13.  Successive Option Grants.  Successive option grants may be made to any holder of options under the Plan.

14.  Registration.  Each option under the Plan shall be granted only on the condition that the Company maintain with the Securities and Exchange Commission a registration statement for all Common Stock that can be purchased thereunder. In the event that the Company fails to maintain a registration statement for this Common Stock, the right to purchase this Common Stock through the exercise of options granted under the Plan will be suspended immediately.

15.  Adjustments Upon Changes in Capitalization or Corporate Acquisitions.  Notwithstanding any other provisions of the Plan, the Committee shall make such adjustments to the terms of the outstanding options that it determines, which determination shall be conclusive, to be appropriate for the adjustment of the number and class of shares subject to each outstanding option and the option prices in the event of changes in the outstanding Common Stock by reason of stock dividends, recapitalizations, mergers, consolidations, spin-offs, split-offs, split-ups, combinations or exchanges of shares and the like, and, in the event of any such change in the outstanding Common Stock, the aggregate number and class of shares available under the Plan and the maximum number of shares as to which options may be granted to any individual. In the event the Company, a subsidiary or an affiliate, enters into a transaction described in Section 424(a) of the Code with any other corporation, the Committee may grant options to employees or former employees of such corporation in substitution of options previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code.

16.  Amendment and Termination.  The Board or the Committee may at any time terminate the Plan or make such modifications of the Plan as they shall deem advisable; provided, however, that the Board or the Committee may not, without further approval by the holders of Common Stock, make any modifications which, by applicable law or rule, require such approval. No termination or amendment of the Plan may, without the consent of the optionee to whom any option shall theretofore have been granted, adversely affect the rights of such optionee under such option.

17.  Effectiveness of the Plan.  The Plan will become effective upon adoption by the Board of Directors of the Company on a date determined by the Board of Directors, subject to approval of the Plan by the stockholders of the Company within twelve (12) months of such date. Options may be granted before such stockholder approval (but may not be exercisable before such approval), and if such approval is not obtained, this Plan and such options shall be void and of no force or effect.

18.  Time of Granting of Options.  An option grant under the Plan shall be deemed to be made on the date on which the Committee, by formal action of its members duly recorded in the records thereof, or the CEO, as the case may be, makes an award of an option to an eligible employee (or director or consultant) of the Company or one of its subsidiaries or affiliates, provided that such option is evidenced by a written option agreement duly executed on behalf of the Company and on behalf of the optionee within a reasonable time after the date of the Committee or CEO action.

19.  Term of Plan.  The Plan shall terminate ten (10) years after the date on which it was initially approved and adopted by the Board as set forth under Paragraph 17 and no option shall be granted hereunder after the expiration of such ten-year period. Options outstanding at the termination of the Plan shall continue in full force and effect and shall not be affected thereby.

20.  Prior Plan.  This Plan shall be deemed to cover the 268,992 shares for which option awards were previously granted by the Company pursuant to the Weiss and Neuman Shoe Co. Class C Equity Incentive Stock Option Plan (“Prior Plan”), as such awards have been amended and interpreted to be covered by this Plan (“Prior Options”). Notwithstanding the foregoing, the Prior Options shall not reduce the stock otherwise available under this Plan, for any purpose, and to the extent the application of this Plan to the Prior Options would substantively affect the rights and obligations, whether positively or negatively, of an option holder under a Prior Option when compared to the Prior Plan, the terms of the Prior Plan shall govern.

* * *

The foregoing Plan was effective as of January 31, 2004 with approval of the Board of Directors and the shareholders. The Plan was amended upon approval by the Board of Directors on April 21, 2006, subject to shareholder approval.

BAKERS FOOTWEAR GROUP, INC.
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
Please complete, date, sign and mail the detached proxy card in the enclosed postage-prepaid envelope.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

PROXY

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHARESHOLDER(S). IF NO DIRECTION IS MADE BUT THE PROXY IS SIGNED, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR LISTED, FOR THE PROPOSAL TO APPROVE THE BAKERS FOOTWEAR GROUP, INC. 2003 STOCK OPTION PLAN, AS AMENDED TO AUTHORIZE OPTIONS RELATING TO AN ADDITIONAL 500,000 SHARES OF COMMON STOCK, FOR THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

Please mark your votes like this	☒

1.	ELECTION OF DIRECTORS
		FOR ALL	WITHHOLD
		NOMINEES	AUTHORITY FOR ALL
		LISTED	NOMINEES LISTED
	To elect as directors to serve until the Company’s next annual meeting.	☐	☐

NOMINEES:	Peter A. Edison, Michele A. Bergerac,
Andrew N. Baur, Timothy F. Finely,
Harry E. Rich, Scott C. Schnuck
(To withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list above.)

2.	PROPOSAL TO APPROVE THE BAKERS FOOTWEAR GROUP, INC. 2003 STOCK OPTION PLAN, AS AMENDED TO AUTHORIZE OPTIONS RELATING TO AN ADDITIONAL 500,000 SHARES OF COMMON STOCK	FOR ☐	AGAINST ☐	ABSTAIN ☐

3.	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM:	☐	☐	☐

Ratification of Ernst & Young, LLP as the Company’s independent registered public accounting firm for fiscal year 2006

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

If you personally plan to attend the Annual Meeting of Shareholders, please check the box below and list names of attendees on the reverse side.

	I/We do plan to attend the 2006 meeting.	☐
COMPANY ID:
PROXY NUMBER:
ACCOUNT NUMBER:

Signed:	Date:	, 2006	Signed:	Date:	, 2006

IMPORTANT: Please sign exactly as your name(s) appear above. If stock is held jointly, all joint owners must sign. Executors, administrators, trustees, guardians, custodians, corporate officers and others signing in a representative capacity should put their full title.

▼ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▼

REVOCABLE PROXY
BAKERS FOOTWEAR GROUP, INC.
ANNUAL MEETING OF SHAREHOLDERS — June 1, 2006
This Proxy is solicited on behalf of the Board of Directors of Bakers Footwear Group, Inc.
The undersigned shareholder(s) revoking all prior proxies, hereby appoint(s) Lawrence L. Spanley, Jr. and David M. Klemm, or either of them, the true and lawful attorneys-in-fact, agents and as proxies for the undersigned, with full power of substitution, to act and to vote all of the common stock of Bakers Footwear Group, Inc. that the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Residence Inn, St. Louis Downtown, Meeting Room No. 3 located at 525 South Jefferson Avenue, St. Louis, Missouri, 63103 on Thursday, June 1, 2006, at 11:00 a.m., or at any adjournment or adjournments thereof. The proxies are directed to vote as instructed on the matters set forth on this card and all other matters at their discretion which may properly come before the meeting. The matters listed on the reverse side were proposed by the Company. The undersigned acknowledges that he/she has received a copy of the Notice of Annual Meeting and Proxy Statement.
IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING. A SELF-ADDRESSED, POSTAGE-PREPAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.

NAMES OF ATTENDEE(S):

(continued on the reverse side)